                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): DECEMBER 31, 2003


                           AMERICAN VANTAGE COMPANIES
             (Exact name of registrant as specified in its charter)




          NEVADA                         0-10061            04-2709807
(State or other jurisdiction          (Commission      (IRS Employer
      of incorporation)               File Number)     Identification No.)



         4735 SOUTH DURANGO DRIVE, SUITE 105
                  LAS VEGAS, NEVADA                          89147
           (Address of principal executive offices)        (Zip Code)



Registrant's telephone number, including area code:  (702) 227-9800

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On December 31, 2003, American Vantage Media Corporation ("AV Media"), a wholly-owned subsidiary of American Vantage Companies ("Registrant"), acquired substantially all of the assets of Enigma Media Inc. ("Enigma") pursuant to an Asset Purchase Agreement, dated as of December 31, 2003, by and among Registrant, AV Media and Enigma. AV Media will continue Enigma's business and operations under the name "Hypnotic."

         In connection with the acquisition of Enigma's assets, AV Media assumed approximately $1,839,194 of Enigma's operating liabilities and Registrant issued warrants ("Warrants") to Enigma, valued at $0.75 per warrant, to purchase a total of 1,000,000 shares of Registrant's common stock, par value $0.01 per share ("Common Stock"), at an exercise price of $5.00 per share (the "Exercise Price"), expiring on December 31, 2013. The Registrant and Enigma determined the value of the Warrants pursuant to arm's-length negotiations.

         In addition, commencing on July 1, 2006, Registrant may redeem the Warrants, in whole or in part, at a redemption price of $0.75 per Warrant, provided that the average of the closing sale prices of the Registrant's Common Stock as reported on the Nasdaq Stock Market or other reporting system that provides last sale prices, has been at least 200% of the Exercise Price for a period of 20 consecutive trading days ending on the third day prior to the date on which Registrant gives notice of redemption. Holders of Warrants may exercise 800,000 Warrants immediately and the remaining 200,000 Warrants after October 31, 2004. AV Media has the right to set off indemnification claims of up to $150,000 against Enigma by canceling up to 200,000 Warrants at a rate of $0.75 per Warrant and to recoup up to an additional $400,000 of indemnification claims by increasing the Exercise Price of the remaining 800,000 Warrants up to $0.50 per Warrant.

         Holders of Warrants have the right to demand one registration on Form S-3 at the expense of Registrant and two additional registrations on Form S-3 at their own expense. They also have unlimited piggyback registrations with respect to shares that have not been previously registered.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of business acquired.

         In accordance with Item 7(a)(4) of Form 8-K, the Registrant will file the financial statements of the business acquired as required by Item 7(a)(1) within sixty days after the filing of this Report.

(b) Pro forma financial information.

         In accordance with Item 7(b)(2) of Form 8-K, the Registrant will file the pro forma financial information required by Item 7(b)(1) within sixty days after the filing of this Report.

(c)      Exhibits.

Listed below are all exhibits to this Current Report on Form 8-K.

    Exhibit
    Number        Description
    ------        -----------

         2.1 Asset Purchase Agreement, dated as of December 31, 2003, among American Vantage Companies, American Vantage Media Corporation and Enigma Media, Inc.*

         4.1 Warrant Certificate No. A-1 - 200,000 Common Stock Purchase Warrants, dated December 31, 2003.*

         4.2 Warrant Certificate No. A-2 - 800,000 Common Stock Purchase Warrants, dated December 31, 2003.*

         99.1     Press Release, dated and disseminated on January 8, 2004.*

--------------
*Filed herewith.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: January 15, 2004
                                            American Vantage Companies

                                            By: /s/ Anna M. Morrison
                                               -------------------------------
                                                    Anna Morrison
                                                    Chief Accounting Officer

                                                                    EXHIBIT 2.1

                                                                 Execution Copy




                            ASSET PURCHASE AGREEMENT

                                      AMONG

                           AMERICAN VANTAGE COMPANIES
                                   ("PARENT"),

                       AMERICAN VANTAGE MEDIA CORPORATION
                                   ("BUYER"),

                                       AND

                               ENIGMA MEDIA, INC.
                                   ("SELLER")

                                TABLE OF CONTENTS

                                                                                                     Page
1.       DEFINITIONS AND USAGE........................................................................ 1
         1.1      Definitions..........................................................................1
         1.2      Usage...............................................................................11

2.       SALE AND TRANSFER OF ASSETS; CLOSING.........................................................12
         2.1      Assets to Be Sold...................................................................12
         2.2      Excluded Assets.....................................................................14
         2.3      Consideration.......................................................................14
         2.4      Liabilities.........................................................................14
         2.5      Allocation..........................................................................17
         2.6      Closing.............................................................................17
         2.7      Closing Obligations.................................................................17
         2.8      Consents............................................................................19

3.       REPRESENTATIONS AND WARRANTIES OF SELLER
         AND SHAREHOLDERS.............................................................................21
         3.1      Organization and Good Standing
         3.2      Enforceability; Authority; No Conflict..............................................21
         3.3      Reserved............................................................................22
         3.4      Financial Statements................................................................23
         3.5      Books and Records...................................................................23
         3.6      Sufficiency of Assets...............................................................23
         3.7      Description of Owned Real Property..................................................24
         3.8      Description of Leased Real Property.................................................24
         3.9      Title to Assets; Encumbrances.......................................................24
         3.10     Condition of Facilities.............................................................24
         3.11     Accounts Receivable.................................................................24
         3.12     Film Library........................................................................25
         3.13     No Undisclosed Liabilities..........................................................25
         3.14     Taxes...............................................................................25
         3.15     No Material Adverse Change..........................................................27
         3.16     Employee Benefits...................................................................27
         3.17     Compliance with Legal Requirements; Governmental Authorizations.....................29
         3.18     Legal Proceedings; Orders...........................................................30
         3.19     Absence of Certain Changes and Events...............................................30
         3.20     Contracts; No Defaults..............................................................31
         3.21     Insurance...........................................................................34
         3.22     Environmental Matters...............................................................36
         3.23     Employees...........................................................................37
         3.24     Labor Disputes; Compliance..........................................................37
         3.25     Intellectual Property Assets........................................................39
         3.26     Compliance with the Foreign Corrupt Practices Act...................................42
         3.27     Relationships with Related Persons..................................................41

                                       1

                                                                                                    Page
         3.28     Brokers or Finders..................................................................43
         3.29     Securities Law Matters..............................................................43

4.       REPRESENTATIONS AND WARRANTIES OF BUYER
         AND PARENT...................................................................................44
         4.1      Organization and Good Standing......................................................44
         4.2      Authority; No Conflict..............................................................44
         4.3      Certain Proceedings.................................................................45
         4.4      Brokers or Finders..................................................................45
         4.5      Public Documents....................................................................45
         4.6      Reservation and Availability of Shares of Common Stock; Warrants....................46

5.       COVENANTS OF SELLER PRIOR TO CLOSING.........................................................46
         5.1      Access and Investigation............................................................46
         5.2      Operation of the Business of Seller.................................................47
         5.3      Negative Covenant...................................................................48
         5.4      Required Approvals..................................................................48
         5.5      Notification........................................................................49
         5.6      No Negotiation......................................................................49
         5.7      Best Efforts........................................................................49
         5.8      Payment of Liabilities..............................................................49

6.       COVENANTS OF BUYER PRIOR TO CLOSING..........................................................50
         6.1      Required Approvals..................................................................50
         6.2      Best Efforts .......................................................................50

7.       CONDITIONS PRECEDENT TO BUYER'S OBLIGATION
         TO CLOSE.....................................................................................50
         7.1      Accuracy of Representations.........................................................50
         7.2      Seller's Performance................................................................50
         7.3      Consents............................................................................51
         7.4      Additional Documents................................................................51
         7.5      No Proceedings......................................................................52
         7.6      No Conflict.........................................................................52
         7.7      Employees...........................................................................52
         7.8      Ancillary Agreements................................................................52
         7.9      Satisfaction of Current Liabilities.................................................53

8.       CONDITIONS PRECEDENT TO SELLER'S OBLIGATION
         TO CLOSE.....................................................................................53
         8.1      Accuracy of Representations.........................................................53
         8.2      Buyer's Performance.................................................................53
         8.3      Consents............................................................................53
         8.4      Additional Documents................................................................53
         8.5      No Injunction.......................................................................54

                                       ii

                                                                                                    Page

9.       TERMINATION..................................................................................54
         9.1      Termination Events..................................................................54
         9.2      Effect of Termination...............................................................55

10.      ADDITIONAL COVENANTS.........................................................................55
         10.1     Employees and Employee Benefits.....................................................55
         10.2     Payment of All Taxes Resulting from Sale of Assets by Seller........................57
         10.3     Payment of Other Retained Liabilities...............................................57
         10.4     Restrictions on Seller Dissolution and Distributions................................58
         10.5     Removing Excluded Assets............................................................58
         10.6     Reports and Returns.................................................................58
         10.7     Assistance in Proceedings...........................................................58
         10.8     Termination of Seller's Business Operations.........................................59
         10.9      Retention of and Access to Records.................................................59
         10.10    Further Assurances..................................................................59

11.      INDEMNIFICATION; REMEDIES....................................................................59
         11.1     Survival............................................................................59
         11.2     Indemnification and Reimbursement by Seller ........................................60
         11.3     Limitations on Amount...............................................................61
         11.4     Time Limitations....................................................................61
         11.5     Right of Setoff; Adjustment to Exercise Price.......................................61
         11.6     Third-Party Claims..................................................................62
         11.7     Other Claims........................................................................63
         11.8     Indemnification in Case of Strict Liability or Indemnitee Negligence................64

12.      CONFIDENTIALITY..............................................................................64
         12.1     Definition of Confidential Information..............................................64
         12.2     Restricted Use of Confidential Information..........................................65
         12.3     Exceptions..........................................................................66
         12.4     Legal Proceedings...................................................................66
         12.5     Return or Destruction of Confidential Information...................................66
         12.6     Attorney-Client Privilege...........................................................67

13.      GENERAL PROVISIONS...........................................................................67
         13.1     Expenses............................................................................67
         13.2     Public Announcements................................................................67
         13.3     Notices.............................................................................68
         13.4     Jurisdiction; Service of Process....................................................69
         13.5     Enforcement of Agreement............................................................69
         13.6     Waiver; Remedies Cumulative.........................................................70
         13.7     Entire Agreement and Modification...................................................70
         13.8     Disclosure Letter...................................................................70
         13.9     Assignments, Successors and No Third-Party Rights...................................71

                                      iii

                                                                                                    Page
         13.10    Severability........................................................................71
         13.11    Construction........................................................................71
         13.12    Time of Essence.....................................................................71
         13.13    Governing Law.......................................................................71
         13.14    Execution of Agreement..............................................................71
         13.15    Representative of Seller............................................................72


INDEX OF DENFINITIONS                                                                            Section
                                                                                                 -------

Accounts Receivable..................................................................................1.1
Active Employees.....................................................................................1.1
Adjustment Warrants..............................................................................11.5(b)
Assets...............................................................................................1.1
Assignment and Assumption Agreement..................................................................1.1
Assumed Liabilities..................................................................................1.1
Balance Sheet........................................................................................1.1
Best Efforts.........................................................................................1.1
Bill of Sale.........................................................................................1.1
Breach...............................................................................................1.1
Bulk Sales Laws......................................................................................5.8
Business Day.........................................................................................1.1
Buyer................................................................................................1.1
Buyer Contract...................................................................................12.2(a)
Buyer Group.......................................................................................5.1(i)
Buyer's Closing Documents.........................................................................4.2(a)
Buyer Indemnified Persons...........................................................................11.2
Closing..............................................................................................2.6
Closing Date.........................................................................................1.1
Closing Date Balance Sheet ..........................................................................7.4
COBRA............................................................................................3.26(f)
Code.................................................................................................1.1
Confidential Information............................................................................12.1
Confidentiality Agreement............................................................................1.1
Consent..............................................................................................1.1
Contemplated Transactions............................................................................1.1
Contract.............................................................................................1.1
Copyrights..................................................................................3.25(a)(iii)
Damages ............................................................................................11.2
Disclosing Party.................................................................................12.1(a)
Disclosure Letter....................................................................................1.1
Effective Time.......................................................................................1.1
Employee Plans...................................................................................3.16(a)
Employment Agreements.........................................................................2.7(a)(vi)
Encumbrance..........................................................................................1.1

                                       iv

                                                                                                 Section
                                                                                                 -------

Environment..........................................................................................1.1
Environmental, Health and Safety Liabilities.........................................................1.1
Environmental Law....................................................................................1.1
ERISA................................................................................................1.1
Exchange Act.........................................................................................1.1
Excluded Assets......................................................................................2.2
Facilities...........................................................................................1.1
Film Library.........................................................................................1.1
GAAP.................................................................................................1.1
Governing Documents..................................................................................1.1
Governmental Authorization...........................................................................1.1
Governmental Body....................................................................................1.1
Ground Lease.........................................................................................1.1
Hazardous Activity...................................................................................1.1
Hazardous Material...................................................................................1.1
Hired Active Employees........................................................................10.1(b)(i)
HSR Act..............................................................................................1.1
Indemnified Person..................................................................................11.6
Indemnifying Person.................................................................................11.6
Intellectual Property Assets.....................................................................3.25(a)
Interim Balance Sheet................................................................................3.4
Inventories..........................................................................................1.1
IRS..................................................................................................1.1
Knowledge............................................................................................1.1
Lease................................................................................................1.1
Legal Requirement....................................................................................1.1
Liability............................................................................................1.1
Marks.........................................................................................3.259a)(i)
Material Consents....................................................................................7.3
Net Names.......................................................................................3.25(vi)
Non-Material Consents.............................................................................2.8(a)
Occupational Safety and Health Law...................................................................1.1
Order................................................................................................1.1
Ordinary Course of Business..........................................................................1.1
Patents......................................................................................3.25(a)(ii)
Permitted Encumbrances...............................................................................1.1
Person...............................................................................................1.1
Proceeding...........................................................................................1.1
Public Filings.......................................................................................4.5
Purchase Price.......................................................................................2.3
Receiving Party..................................................................................12.1(a)
Record...............................................................................................1.1
Recourse Warrants................................................................................11.5(a)
Related Person.......................................................................................1.1

                                       V

                                                                                                 Section
                                                                                                 -------

Release..............................................................................................1.1
Remedial Action......................................................................................1.1
Representative.......................................................................................1.1
Restricted Material Contracts........................................................................2.8
Restricted Non-Material Contracts.................................................................2.8(b)
Retained Liabilities..............................................................................2.4(b)
Schedule.............................................................................................1.1
SEC..................................................................................................1.1
Securities Act.......................................................................................1.1
Seller...............................................................................................1.1
Seller's Closing Documents...........................................................................1.1
Seller Contact.......................................................................................1.1
Seller Licensee Agreement...........................................................................3.12
Seller Licensor Agreement...........................................................................3.12
Seller Representative...........................................................................13.15(a)
Shareholders.........................................................................................1.1
Software.............................................................................................1.1
Subsidiary...........................................................................................1.1
Tangible Personal Property...........................................................................1.1
Tax..................................................................................................1.1
Tax Return...........................................................................................1.1
Third Party..........................................................................................1.1
Third-Party Claim....................................................................................1.1
Threat of Release....................................................................................1.1
Trade Secrets....................................................................................3.25(v)
WARN Act.........................................................................................3.23(b)
Warrants............................................................................................ss.2.3

                            ASSET PURCHASE AGREEMENT


         ASSET PURCHASE AGREEMENT ("AGREEMENT"), dated as of December 31, 2003, by and among AMERICAN VANTAGE MEDIA CORPORATION, a Nevada corporation ("BUYER"), ENIGMA MEDIA, INC., a Delaware corporation ("SELLER"), and AMERICAN VANTAGE COMPANIES, a Nevada corporation ("PARENT")

                              PRELIMINARY STATEMENT


         Seller is engaged in the business of developing, producing and exploiting branded entertainment short films, commercials, television programs and motion pictures (the "FILM PRODUCTION BUSINESS").

Buyer desires to acquire from Seller, and Seller desires to sell to Buyer, all of Seller's assets, properties and rights used in the Film Production Business (except as specifically retained by Seller hereunder), subject to certain liabilities and obligations of Seller specifically assumed by Buyer in this Agreement.

Parent, which beneficially owns all of the outstanding capital stock of Buyer, desires to facilitate such transaction.

         NOW, THEREFORE, in consideration of the premises and in reliance upon the representations, warranties, covenants and agreements contained in this Agreement, and upon the terms and subject to the conditions set forth in this Agreement, the parties agree as follows:


1.       DEFINITIONS AND USAGE.

         1.1 DEFINITIONS. For purposes of this Agreement, the following terms and variations thereof have the meanings specified or referred to in this
Section 1.1:

"ACCOUNTS RECEIVABLE" means (a) all trade accounts receivable and other rights to payment from customers of Seller and the full benefit of all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold or services rendered to customers of Seller, (b) all other accounts or notes receivable of Seller and the full benefit of all security for such accounts or notes and (c) any claim, remedy or other right related to any of the foregoing.

"ASSETS" is defined in Section 2.1.

"ASSIGNMENT AND ASSUMPTION AGREEMENT" is defined in Section 2.7(a)(ii).

"ASSUMED LIABILITIES" is defined in Section 2.4(a).

"BALANCE SHEET" is defined in Section 3.4.

"BEST EFFORTS" means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to achieve that result as expeditiously as possible, provided, however, that a Person required to use Best Efforts under this Agreement will not be thereby required to take actions that would result in a material adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions or to dispose of or make any change to its business, expend any material funds or incur any other material burden.

"BILL OF SALE" is defined in Section 2.7(a)(i).

"BREACH" means any breach of, or any inaccuracy in, any representation or warranty or any breach of, or failure to perform or comply with, any covenant or obligation, in or of this Agreement or any other Contract, or any event which with the passing of time or the giving of notice, or both, would constitute such a breach, inaccuracy or failure.

"BULK SALES LAWS" is defined in Section 5.8.

"BUSINESS DAY" means any day other than (a) Saturday or Sunday or (b) any other day on which banks in New York are permitted or required to be closed.

"BUYER" is defined in the first paragraph of this Agreement.

"BUYER INDEMNIFIED PERSONS" is defined in Section 11.2.

"CLOSING" is defined in Section 2.6.

"CLOSING DATE" means the date on which the Closing actually takes place.

"CLOSING DATE BALANCE SHEET" is defined in Section 7.4.

"COBRA" is defined in Section 3.16(f).

"CODE" means the Internal Revenue Code of 1986.

"CONFIDENTIAL INFORMATION" is defined in Section 12.1.

"CONFIDENTIALITY AGREEMENT" means the Confidentiality Agreement, dated October 9, 2003, between Parent and Seller.

"CONSENT" means any approval, consent, ratification, waiver or other authorization.

"CONTEMPLATED TRANSACTIONS" means all of the transactions contemplated by this Agreement.

"CONTRACT" means any agreement, contract, Lease, consensual obligation, promise or undertaking (whether written or oral and whether express or implied), whether or not legally binding.

"COPYRIGHTS" is defined in Section 3.25(a)(iii).

"DAMAGES" is defined in Section 11.2.

"DISCLOSURE LETTER" means the disclosure letter delivered by Seller to Buyer concurrently with the execution and delivery of this Agreement.

"EFFECTIVE TIME" means the close of business of Seller on the Closing Date.

"EMPLOYEE PLANS" is defined in Section 3.16(a).

"EMPLOYMENT AGREEMENTS" is as defined in Section 2.7(a)(vi).

"ENCUMBRANCE" means any charge, claim, community or other marital property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.

"ENVIRONMENT" means soil, land surface or subsurface strata, surface waters (including navigable waters and ocean waters), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.

"ENVIRONMENTAL, HEALTH AND SAFETY LIABILITIES" means any cost, damages, expense, liability, obligation or other responsibility arising from or under any Environmental Law or Occupational Safety and Health Law, including those consisting of or relating to:

         (a) any environmental, health or safety matter or condition (including on-site or off-site contamination, occupational safety and health and regulation of any chemical substance or product);


         (b) any fine, penalty, judgment, award, settlement, legal or administrative proceeding, damages, loss, claim, demand or response, remedial or inspection cost or expense arising under any Environmental Law or Occupational Safety and Health Law;


         (c) financial responsibility under any Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any cleanup, removal, containment or other remediation or response actions ("CLEANUP") required by any Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

         (d) any other compliance, corrective or remedial measure required under any Environmental Law or Occupational Safety and Health Law.

The terms "removal," "remedial" and "response action" include the types of activities covered by the United States Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA).

"ENVIRONMENTAL LAW" means any Legal Requirement that requires or relates to:

         (a) advising appropriate authorities, employees or the public of intended or actual Releases of pollutants or hazardous substances or materials, violations of discharge limits or other prohibitions and the commencement of activities, such as resource extraction or construction, that could have significant impact on the Environment;

         (b) preventing or reducing to acceptable levels the Release of pollutants or hazardous substances or materials into the Environment;

         (c) reducing the quantities, preventing the Release or minimizing the hazardous characteristics of wastes that are generated;

         (d) assuring that products are designed, formulated, packaged and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

         (e)      protecting resources, species or ecological amenities;

         (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil or other potentially harmful substances;

         (g) cleaning up pollutants that have been Released, preventing the Threat of Release or paying the costs of such clean up or prevention; or

         (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

"ERISA" means the Employee Retirement Income Security Act of 1974.

"EXCHANGE ACT" means the Securities Exchange Act of 1934.

"EXCLUDED ASSETS" is defined in Section 2.2.

"FACILITIES" means any real property, leasehold or other interest in real property currently operated by Seller, including the Tangible Personal Property used or operated by Seller at the respective locations of such leased real property. Notwithstanding the foregoing, for purposes of the definitions of "HAZARDOUS ACTIVITY" and "REMEDIAL ACTION" and Sections 3.22 and 11.3, "FACILITIES" shall mean any leasehold or other interest in real property currently or formerly operated by Seller, including the Tangible Personal Property used or operated by Seller at the respective locations of any leased real property.

"FILM LIBRARY" means all films and movies of any nature whatsoever owned or licensed by Seller or as to which Seller otherwise has distribution rights, including the films and movies listed on Schedule 3.12.

"GAAP" means generally accepted accounting principles for financial reporting in the United States, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 3.4 were prepared.

"GOVERNING DOCUMENTS" means with respect to any particular entity, (a) if a corporation, the articles or certificate of incorporation and the bylaws; (b) if a general partnership, the partnership agreement and any statement of partnership; (c) if a limited partnership, the limited partnership agreement and the certificate of limited partnership; (d) if a limited liability company, the articles of organization and operating agreement; (e) if another type of Person, any other charter or similar document adopted or filed in connection with the creation, formation or organization of the Person; (f) all equityholders' agreements, voting agreements, voting trust agreements, joint venture agreements, registration rights agreements or other agreements or documents relating to the organization, management or operation of any Person or relating to the rights, duties and obligations of the equityholders of any Person; and
(g) any amendment or supplement to any of the foregoing.

"GOVERNMENTAL AUTHORIZATION" means any Consent, license, registration or permit issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

"GOVERNMENTAL BODY" means any:

         (a) nation, state, county, city, town, borough, village, district or other jurisdiction;

         (b)      federal, state, local, municipal, foreign or other government;

         (c) governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers);

         (d)      multinational organization or body;

         (e) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; or

         (f)      official of any of the foregoing.

"GROUND LEASE" means any long-term lease of land in which most of the rights and benefits comprising ownership of the land and the improvements thereon or to be constructed thereon, if any, are transferred to the tenant for the term thereof.

"HAZARDOUS ACTIVITY" means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment or use (including any withdrawal or other use of groundwater) of Hazardous Material in, on, under, about or from any of the Facilities or any part thereof into the Environment and any other act, business, operation or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm, to persons or property on or off the Facilities.

"HAZARDOUS MATERIAL" means any substance, material or waste which is or will foreseeably be regulated by any Governmental Body, including any material, substance or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, and including petroleum, petroleum products, asbestos, presumed asbestos-containing material or asbestos-containing material, urea formaldehyde and polychlorinated biphenyls.

"HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act.

"INDEMNIFIED PERSON" is defined in Section 11.6.

"INDEMNIFYING PERSON" is defined in Section 11.6.

"INTELLECTUAL PROPERTY ASSETS" is defined in Section 3.25(a).

"INTERIM BALANCE SHEET" is defined in Section 3.4.

"INVENTORIES" means all inventories of Seller, wherever located, including all finished goods, work in process, raw materials, spare parts and all other materials and supplies to be used or consumed by Seller in the production of finished goods.

"IRS" means the United States Internal Revenue Service and, to the extent relevant, the United States Department of the Treasury.

"KNOWLEDGE" means an individual will be deemed to have Knowledge of a particular fact or other matter if:

         (a)      that individual is actually aware of that fact or matter; or

         (b) a prudent individual could be expected to discover or otherwise become aware of that fact or matter in the course of conducting a reasonably comprehensive investigation regarding the accuracy of any representation or warranty contained in this Agreement.

A Person (other than an individual) will be deemed to have Knowledge of a particular fact or other matter if any individual who is serving as senior management of that Person, which in the case of Seller shall be David Bartis, Elizabeth Hamburg, and Daniel Gossels, has Knowledge of that fact or other matter (as set forth in (a) and (b) above), and any such individual (and any individual party to this Agreement) will be deemed to have conducted a reasonably comprehensive investigation regarding the accuracy of the representations and warranties made herein by that Person or individual.

"LEASE" means any lease or rental agreement, license, right to use or installment and conditional sale agreement to which Seller is a party and any other Seller Contract pertaining to the leasing or use of any Tangible Personal Property.

"LEGAL REQUIREMENT" means any federal, state, local, municipal, foreign, international, multinational or other constitution, law, ordinance, principle of common law, code, regulation, statute or treaty.

"LIABILITY" means with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.

"MARKS" is defined in Section 3.25(a)(i).

"MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the financial condition, operating results, assets, liabilities, operations, condition (financial or otherwise), prospects or business of Seller, taken as a whole, or
(b) the ability of Seller to perform any of its obligations under any of Seller's Closing Documents, but excluding any change or development resulting from any changes in general economic conditions.

"MATERIAL CONSENTS" is defined in Section 7.3. "NONMATERIAL CONSENTS" is defined in Section 2.8(a).

"OCCUPATIONAL SAFETY AND HEALTH LAW" means any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, including the Occupational Safety and Health Act, and any program, whether governmental or private (such as those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

"ORDER" means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Body or arbitrator.

"ORDINARY COURSE OF BUSINESS" means an action taken by a Person will be deemed to have been taken in the Ordinary Course of Business only if that action:

         (a) is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person;

         (b) does not require authorization by the board of directors or shareholders of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature; and

         (c) is similar in nature, scope and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal, day-to-day operations of other Persons that are in the same line of business as such Person.

"PATENTS" is defined in Section 3.25(a)(ii).

"PERMITTED ENCUMBRANCES" means (a) liens created pursuant to written security agreements in favor of guilds or unions required by the guilds or unions if required pursuant to terms of collective bargaining agreement, (b) liens customary in the United States entertainment industry in favor of completion guarantors in connection with completion bonds or in favor of production lenders or co-financiers/co-producers; and (c) liens to secure distribution, exhibition and/or exploitation rights of licensees pursuant to distribution agreements, provided that such liens do not have a Material Adverse Effect.

"PERSON" means an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity or a Governmental Body.

"PROCEEDING" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

"PURCHASE PRICE" is defined in Section 2.3.

"RECORD" means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

"RELATED PERSON" means:

With respect to a particular individual, each other member of such individual's Family.

With respect to a specified Person other than an individual:

         (a) any Person that directly or indirectly controls, is directly or indirectly controlled by or is directly or indirectly under common control with such specified Person;

         (b) each Person that serves as a director, officer, partner, executor or trustee of such specified Person (or in a similar capacity); and

         (c) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity).

For purposes of this definition, (a) "CONTROL" (including "CONTROLLING," "CONTROLLED BY," and "UNDER COMMON CONTROL WITH") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and shall be construed as such term is used in the rules promulgated under the Securities Act; and (b) the "FAMILY" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree and (iv) any other natural person who resides with such individual.

"RELEASE" means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration on or into the Environment or into or out of any property.

"REMEDIAL ACTION" means all actions, including any capital expenditures, required or voluntarily undertaken (a) to clean up, remove, treat or in any other way address any Hazardous Material or other substance; (b) to prevent the Release or Threat of Release or to minimize the further Release of any Hazardous Material or other substance so it does not migrate or endanger or threaten to endanger public health or welfare or the Environment; (c) to perform pre-remedial studies and investigations or post-remedial monitoring and care; or
(d) to bring all Facilities and the operations conducted thereon into compliance with Environmental Laws and environmental Governmental Authorizations.

"REPRESENTATIVE" means with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, legal counsel or other representative of that Person.

"RETAINED LIABILITIES" is defined in Section 2.4(b).

"SCHEDULE" shall mean each schedule of the Disclosure Letter.

"SEC" means the United States Securities and Exchange Commission.

"SECURITIES ACT" means the Securities Act of 1933, as amended.

"SELLER" is defined in the first paragraph of this Agreement.

"SELLER CONTRACT" means any Contract (a) under which Seller has or may acquire any rights or benefits; (b) under which Seller has or may become subject to any obligation or liability; or (c) by which Seller or any of the assets owned or used by Seller is or may become bound.

"SHAREHOLDERS" shall mean the holders of Seller's capital stock listed on
Schedule 3.3.

"SOFTWARE" means all computer software and subsequent versions thereof, including source code, object, executable or binary code, objects, comments, screens, user interfaces, report formats, templates, menus, buttons and icons and all files, data, materials, manuals, design notes and other items and documentation related thereto or associated therewith.

"SUBSIDIARY" means with respect to any Person (the "OWNER"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred), are held by the Owner or one or more of its Subsidiaries.

"TANGIBLE PERSONAL PROPERTY" means all machinery, equipment, tools, furniture, office equipment, computer hardware, supplies, materials, vehicles and other items of tangible personal property (other than Inventories) of every kind owned or leased by Seller (wherever located and whether or not carried on Seller's books), together with any express or implied warranty by the manufacturers or sellers or lessors of any item or component part thereof and all maintenance records and other documents relating thereto.

"TAX" means any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any Governmental Body or payable under any tax-sharing agreement or any other Contract.

"TAX RETURN" means any return (including any information return), report, statement, schedule, notice, form, declaration, claim for refund or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

"THIRD PARTY" means a Person that is not a party to this Agreement.

"THIRD-PARTY CLAIM" means any claim against any Indemnified Person by a Third Party, whether or not involving a Proceeding.

"THREAT OF RELEASE" means a reasonable likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

"WARN ACT" is defined in Section 3.23(b).

"WARRANTS" is defined in Section 2.3.


         1.2      USAGE.

         (A) INTERPRETATION. In this Agreement, unless a clear contrary intention appears:

         (i)      the singular number includes the plural number and vice versa;

         (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

         (iii)    reference to any gender includes each other gender;

         (iv) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

         (v) reference to any Legal Requirement means such Legal Requirement as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

         (iv) "hereunder," "hereof," "hereto," and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof;

         (v) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term;

         (vi)     "or" is used in the inclusive sense of "and/or";

         (vii) with respect to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding"; and

         (vi) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto.

         (B) ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

         (C) LEGAL REPRESENTATION OF THE PARTIES. This Agreement was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.


2.       SALE AND TRANSFER OF ASSETS; CLOSING.

         2.1 ASSETS TO BE SOLD. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, but effective as of the Effective Time, Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Seller, free and clear of any Encumbrances other than Permitted Encumbrances, all of Seller's right, title and interest in and to all of Seller's property and assets, real, personal or mixed, tangible and intangible, of every kind and description, wherever located, including the following (but excluding the Excluded Assets):

                  (i) all cash, cash equivalents and short-term investments, except for $65,000 of cash;

                  (ii) all Tangible Personal Property, including those items described in Schedule 2.1(ii);

                  (iii)    the Film Library;

                  (iv)     all Accounts Receivable;

                  (v)      all Seller Contracts, including those listed in
                           Schedule 3.20(a) and the insurance policies listed on
                           Schedule 3.21(a), but excluding those listed on
                           Schedule 2.2(iv), and all outstanding offers or solicitations made by or to Seller to enter into any such Contract;

                  (vi) all Governmental Authorizations and all pending applications therefor or renewals thereof, in each case to the extent transferable to Buyer;

                  (vii) all data and Records related to the operations of Seller, including client and customer lists and Records, referral sources, research and development reports and Records, production reports and Records, service and warranty Records, equipment logs, operating guides and manuals, financial and accounting Records, creative materials, advertising materials, promotional materials, studies, reports, correspondence and other similar documents and Records and, subject to Legal Requirements, copies of all personnel Records and other Records described in clause (iii) of Section 2.2;

                  (viii) all of the intangible rights and property of Seller, including Intellectual Property Assets, going concern value, goodwill, telephone, telecopy and e-mail addresses and listings and those items listed in Schedules 3.25(e), (f) and (h);

                  (ix) all claims for refund of Taxes or other governmental charges of whatever nature;

                  (x) all insurance benefits, including rights and proceeds, arising from or relating to the Assets or the Assumed Liabilities prior to the Effective Time, unless expended in accordance with this Agreement;

                  (xi) all claims of Seller against third parties relating to the Assets, whether choate or inchoate, known or unknown, contingent or noncontingent, including all such claims listed in Schedule 2.1(xi);

                  (xii) all rights of Seller relating to deposits and prepaid expenses, claims for refunds and rights to offset in respect thereof; and

                  (xiii) all shares of capital stock of all Subsidiaries of Seller, other than Hypnotic, Inc.

All of the property and assets to be transferred to Buyer hereunder are herein referred to collectively as the "ASSETS."

Notwithstanding the foregoing, the transfer of the Assets pursuant to this Agreement shall not include the assumption of any Liability related to the Assets unless Buyer expressly assumes that Liability pursuant to Section 2.4(a).

         2.2 EXCLUDED ASSETS. Notwithstanding anything to the contrary contained in Section 2.1 or elsewhere in this Agreement, the following assets of Seller (collectively, the "EXCLUDED ASSETS") are not part of the sale and purchase contemplated hereunder, are excluded from the Assets and shall remain the property of Seller after the Closing:

                  (j)      all minute books, stock Records and corporate seals;

                  (ii) any shares of capital stock of Seller held in treasury;

                  (iii) all personnel Records and other Records that Seller is required by law to retain in its possession;

                  (iv)     all Seller Contracts described on Schedule 2.2(iv);
                           and

                  (v) all rights of Seller under this Agreement, the Bill of Sale, the Assignment and Assumption Agreement and the Warrants.



         2.3 CONSIDERATION. The consideration for the Assets (the "PURCHASE PRICE") will be Warrants in the form of Exhibit 2.3 ("WARRANTS") to purchase One Million (1,000,000) shares of Parent's common stock, $.01 par value, exercisable for ten (10) years at a purchase price of Five Dollars ($5.00) per share. For purposes of this Agreement and the allocation set forth in Section 2.5, the Purchase Price shall be deemed to be Seven Hundred Fifty Thousand Dollars ($750,000).


2.4      LIABILITIES.

         (A) ASSUMED LIABILITIES. On the Closing Date, but effective as of the Effective Time, Buyer shall assume and agree to discharge only the following Liabilities of Seller (the "ASSUMED LIABILITIES"):

                  (i) all trade accounts payable, obligations to pay severance or commissions to terminated employees, and amounts reserved that are, in each case, reflected on the Closing Date Balance Sheet;

                  (ii) any Liability to Seller's customers under warranty agreements given by Seller to its customers in the Ordinary Course of Business prior to the Effective Time and included in the Seller's Contracts;

                  (iii) any Liability arising after the Effective Time under the Seller Contracts included in the Assets (other than any Liability arising out of or relating to a Breach that occurred prior to the Effective Time, other than Breaches disclosed to Buyer in the Schedules);

                  (iv) any Liability of Seller arising after the Effective Time under any Seller Contract included in the Assets that is entered into by Seller after the date hereof in accordance with the provisions of this Agreement; and

                  (v)      any Liability of Seller for accrued vacation pay.


         (B) RETAINED LIABILITIES. The Retained Liabilities shall remain the sole responsibility of and shall be retained, paid, performed and discharged solely by Seller. "RETAINED LIABILITIES" shall mean every Liability of Seller other than the Assumed Liabilities, including:

                  (i) any Liability under any Contract assumed by Buyer pursuant to Section 2.4(a) that arises after the Effective Time but that arises out of or relates to any Breach that occurred prior to the Effective Time;

                  (ii) any Liability for Taxes (other than income Taxes and franchise Taxes set forth on Schedule 2.4), including
                           (A) any Taxes arising as a result of Seller's operation of its business or ownership of the Assets prior to the Effective Time, (B) any Taxes that will arise as a result of the sale of the Assets pursuant to this Agreement and (C) any deferred Taxes of any nature;

                  (iii) any Liability under any Contract not assumed by Buyer under Section 2.4(a), including any Liability arising out of or relating to Seller's credit facilities or any security interest related thereto;

                  (iv) any Environmental, Health and Safety Liabilities arising out of or relating to the operation of Seller's business or Seller's leasing, ownership or operation of real property;

                  (v) any Liability under the Employee Plans or relating to payroll, sick leave, workers' compensation, unemployment benefits, pension benefits, employee stock option or profit-sharing plans, health care plans or benefits or any other employee plans or benefits of any kind for Seller's employees or former employees or both;

                  (vi) any Liability under any employment, severance, retention or termination agreement with any employee of Seller (other than outstanding severance and commissions payable to terminated employees set forth on the Closing Date Balance Sheet);

                  (vii) any Liability arising out of or relating to any employee grievance whether or not the affected employees are hired by Buyer;

                  (viii) any Liability to indemnify, reimburse or advance amounts to any officer, director, employee or agent of Seller;

                  (ix) any Liability to pay any bonus or other extraordinary payment to any officer, director or employee of Seller, including, without limitation, any bonus payable to Elizabeth Hamburg or Daniel Gossels;

                  (x) any Liability to distribute to any of Seller's Shareholders or otherwise apply all or any part of the consideration received hereunder;

                  (xi) any Liability arising out of any Proceeding pending as of the Effective Time;

                  (xii) any Liability arising out of any Proceeding commenced after the Effective Time and arising out of or relating to any occurrence or event happening prior to the Effective Time;

                  (xiii) any Liability arising out of or resulting from Seller's compliance or noncompliance with any Legal Requirement or Order of any Governmental Body;

                  (xiv) any Liability of Seller to pay its expenses in connection with the Contemplated Transactions, including, without limitation, any Liability of Seller arising in connection with Seller's dissolution and winding up;

                  (xv) any Liability of Seller under this Agreement or any other document or agreement executed in connection with the Contemplated Transactions; and

                  (xvi) any Liability of Seller based upon Seller's acts or omissions occurring after the Effective Time.


         2.5 ALLOCATION. The Purchase Price shall be allocated in such manner as Buyer shall determine in its sole discretion, which Buyer shall provide to Seller within thirty (30) days after the Closing. After the Closing, the parties shall make consistent use of the allocation, fair market value and useful lives so specified by Buyer for all Tax purposes and in all filings, declarations and reports with the IRS in respect thereof, including the reports required to be filed under Section 1060 of the Code. Buyer shall prepare and deliver IRS Form 8594 to Seller within forty-five (45) days after the Closing Date to be filed with the IRS. In any Proceeding related to the determination of any Tax, neither Buyer nor Seller or Shareholders shall contend or represent that such allocation is not a correct allocation.

         2.6 CLOSING. The purchase and sale provided for in this Agreement (the "CLOSING") will take place at the offices of Snow Becker Krauss P.C. at 605 Third Avenue, New York, New York 10158, commencing at 10:00 a.m. (local time) on December 31, 2003, unless Buyer and Seller otherwise agree. Subject to the provisions of Article 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.6 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement. In such a situation, the Closing will occur as soon as practicable, subject to Article 9.


         2.7 CLOSING OBLIGATIONS. In addition to any other documents to be delivered under other provisions of this Agreement, at the Closing:

         (A) DELIVERIES BY SELLER. Seller shall deliver to Buyer, together with funds sufficient to pay all Taxes necessary for the transfer, filing or recording thereof:

                  (i) a bill of sale for all of the Assets that are Tangible Personal Property in the form of Exhibit 2.7(a)(i) (the "BILL OF SALE") executed by Seller;

                  (ii) an assignment of all of the Assets that are intangible personal property in the form of Exhibit 2.7(a)(ii), which assignment shall also contain Buyer's undertaking and assumption of the Assumed Liabilities (the "ASSIGNMENT AND ASSUMPTION AGREEMENT") executed by Seller;

                  (iii)    an Assignment and Assumption of Lease in the form of
                           Exhibit 2.7(a)(iii) or such other appropriate document or instrument of transfer, as the case may require, each in form and substance satisfactory to Buyer and its counsel and executed by Seller;

                  (iv) assignments of all Intellectual Property Assets and separate assignments of all registered Marks, Patents and Copyrights in the form of Exhibit 2.7(a)(iv) executed by Seller;

                  (v) such other deeds, bills of sale, assignments, certificates of title, documents and other instruments of transfer and conveyance as may reasonably be requested by Buyer, each in form and substance satisfactory to Buyer and its legal counsel and executed by Seller;

                  (vi) employment agreements in the form of Exhibit 2.7(a)(vi), executed by David Bartis and Douglas Liman (the "EMPLOYMENT AGREEMENTS");

                  (vii) certificates representing all shares of the capital stock of Seller's subsidiaries together with stock powers duly executed in blank on behalf of Seller;

                  (viii) a certificate executed by the Chief Executive Officer of Seller as to the accuracy of its representations and warranties as of the date of this Agreement and as of the Closing Date in accordance with Section 7.1 and as to its compliance with and performance of its covenants and obligations to be performed or complied with at or before the Closing in accordance with
                           Section 7.2; and

                  (ix) a certificate of the Secretary of Seller certifying, as complete and accurate as of the Closing, attached copies of the Governing Documents of Seller, certifying and attaching all requisite resolutions or actions of Seller's board of directors and shareholders approving the execution and delivery of this Agreement and the consummation of the Contemplated Transactions and certifying to the incumbency and signatures of the officers of Seller executing this Agreement and any other document relating to the Contemplated Transactions and accompanied by the requisite documents for amending the relevant Governing Documents of Seller required to effect such change of name in form sufficient for filing with the appropriate Governmental Body.

         (B) DELIVERIES BY BUYER. Buyer and Parent, as the case may be, shall deliver to Seller:

                  (i)      the Warrants executed by Parent;

                  (ii) the Assignment and Assumption Agreement executed by Buyer;

                  (iii)    the Employment Agreements executed by Buyer;

                  (iv) a certificate executed by the Chief Executive Officer of Parent and Buyer as to the accuracy of their representations and warranties as of the date of this Agreement and as of the Closing in accordance with
                           Section 8.1 and as to their compliance with and performance of their covenants and obligations to be performed or complied with at or before the Closing in accordance with Section 8.2; and

                  (v) a certificate of the Secretary of Parent and Buyer certifying, as complete and accurate as of the Closing, attached copies of the Governing Documents of Parent and Buyer and certifying and attaching all requisite resolutions or actions of Parent's and Buyer's boards of directors approving the execution and delivery of this Agreement and the consummation of the Contemplated Transactions and certifying to the incumbency and signatures of the officers of Parent and Buyer executing this Agreement and any other document relating to the Contemplated Transactions.

         2.8      CONSENTS.

         (A) MATERIAL CONSENTS. If there are any Material Consents that have not yet been obtained (or otherwise are not in full force and effect) as of the Closing, in the case of each Seller Contract as to which such Material Consents were not obtained (or otherwise are not in full force and effect) (the "RESTRICTED MATERIAL CONTRACTS"), Buyer may waive the closing conditions as to any such Material Consent and either:

                  (i) elect to have Seller continue its efforts to obtain the Material Consents; or

                  (ii) elect to have Seller retain that Restricted Material Contract and all Liabilities arising therefrom or relating thereto.

If Buyer elects to have Seller continue its efforts to obtain any Material Consents and the Closing occurs, notwithstanding Sections 2.1 and 2.4, neither this Agreement nor the Assignment and Assumption Agreement nor any other document related to the consummation of the Contemplated Transactions shall constitute a sale, assignment, assumption, transfer, conveyance or delivery or an attempted sale, assignment, assumption, transfer, conveyance or delivery of the Restricted Material Contracts, and following the Closing, the parties shall use Best Efforts, and cooperate with each other, to obtain the Material Consent relating to each Restricted Material Contract as quickly as practicable. Pending the obtaining of such Material Consents relating to any Restricted Material Contract, the parties shall cooperate with each other in any reasonable and lawful arrangements designed to provide to Buyer the benefits of use of the Restricted Material Contract for its term (or any right or benefit arising thereunder, including the enforcement for the benefit of Buyer of any and all rights of Seller against a third party thereunder). Once a Material Consent for the sale, assignment, assumption, transfer, conveyance and delivery of a Restricted Material Contract is obtained, Seller shall promptly assign, transfer, convey and deliver such Restricted Material Contract to Buyer, and Buyer shall assume the obligations under such Restricted Material Contract assigned to Buyer from and after the date of assignment to Buyer pursuant to a special-purpose assignment and assumption agreement substantially similar in terms to those of the Assignment and Assumption Agreement (which special-purpose agreement the parties shall prepare, execute and deliver in good faith at the time of such transfer, all at no additional cost to Buyer).

         (B) NONMATERIAL CONSENTS. If there are any Consents not listed on
Exhibit 7.3 necessary for the assignment and transfer of any Seller Contracts to Buyer (the "NONMATERIAL CONSENTS") which have not yet been obtained (or otherwise are not in full force and effect) as of the Closing, Buyer shall elect at the Closing, in the case of each of the Seller Contracts as to which such Nonmaterial Consents were not obtained (or otherwise are not in full force and effect) (the "RESTRICTED NONMATERIAL CONTRACTS"), whether to:

                  (i) accept the assignment of such Restricted Nonmaterial Contract, in which case, as between Buyer and Seller, such Restricted Nonmaterial Contract shall, to the maximum extent practicable and notwithstanding the failure to obtain the applicable Nonmaterial Consent, be transferred at the Closing pursuant to the Assignment and Assumption Agreement as elsewhere provided under this Agreement; or

                  (ii) reject the assignment of such Restricted Nonmaterial Contract, in which case, notwithstanding Sections 2.1 and 2.4, (A) neither this Agreement nor the Assignment and Assumption Agreement nor any other document related to the consummation of the Contemplated Transactions shall constitute a sale, assignment, assumption, conveyance or delivery or an attempted sale, assignment, assumption, transfer, conveyance or delivery of such Restricted Nonmaterial Contract, and (B) Seller shall retain such Restricted Nonmaterial Contract and all Liabilities arising therefrom or relating thereto.


3. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller and represents and warrants, to Buyer and Parent as follows:


         3.1      ORGANIZATION AND GOOD STANDING.

         (A) INCORPORATION AND QUALIFICATION. Schedule 3.1(a) contains a complete and accurate list of Seller's jurisdiction of incorporation and any other jurisdictions in which it is qualified to do business as a foreign corporation. Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under the Seller Contracts. Seller is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

         (B) GOVERNING DOCUMENTS. Complete and accurate copies of the Governing Documents of Seller, as currently in effect, are attached to Schedule 3.1(b).

         (C) SUBSIDIARIES. The name, state of incorporation, and number of shares of capital stock of each Subsidiary of Seller is disclosed in Schedule 3.1(c), and Seller owns all of the issued and outstanding shares of the capital stock of each such Subsidiary free and clear of any Encumbrances.


         3.2      ENFORCEABILITY; AUTHORITY; NO CONFLICT.

         (A) ENFORCEABILITY. This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms. Upon the execution and delivery by Seller of the Bill of Sale, the Assignment and Assumption Agreement, and each other agreement to be executed or delivered by Seller at the Closing (collectively, the "SELLER'S CLOSING DOCUMENTS"), each of Seller's Closing Documents will constitute the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms. Seller has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the Seller's Closing Documents to which it is a party and to perform its obligations under this Agreement and the Seller's Closing Documents, and such action has been duly authorized by all necessary action by Seller's shareholders and board of directors.

         (B) NO BREACHES OR CONFLICTS. Except as set forth in Schedule 3.2(b), neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                  (i) Breach (A) any provision of any of the Governing Documents of Seller or (B) any resolution adopted by the board of directors or the Shareholders of Seller;

                  (ii) Breach or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under any Legal Requirement or any Order to which Seller or any Shareholder, or any of the Assets, may be subject;

                  (iii) contravene, conflict with or result in a violation or breach of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Seller or that otherwise relates to the Assets or to the business of Seller;

                  (iv) cause Buyer to become subject to, or to become liable for the payment of, any Tax;

                  (v) Breach any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any Seller Contract;

                  (vi) result in the imposition or creation of any Encumbrance upon or with respect to any of the Assets; or

                  (vii) result in any Shareholder of the Seller having the right to exercise dissenters' appraisal rights;

except in the case of clauses (ii), (iii), (iv), and (v) where any event described therein would not individually or collectively with other similar events result in a Material Adverse Effect.

         (C) NO CONSENTS. Except as set forth in Schedule 3.2(c), neither Seller nor any Shareholder is required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.


         3.3      [RESERVED]


         3.4      FINANCIAL STATEMENTS.  Seller has delivered to Buyer:

                  (i) an audited balance sheet of Seller as at December 31, 2002 (including the notes thereto, the "BALANCE Sheet"), and the related audited statements of income, changes in shareholders' equity and cash flows for the fiscal year then ended, including in each case the notes thereto, together with the report thereon of Citrin Cooperman & Company, LLP, independent certified public accountants;

                  (ii) audited balance sheets of Seller as at December 31, 2001, and the related audited statements of income, changes in shareholders' equity and cash flows for the period then ended, including in each case the notes thereto together with the report thereon of Citrin Cooperman & Company, LLP, independent certified public accountants; and

                  (iii) an unaudited balance sheet of Seller as at October 31, 2003 (the "INTERIM BALANCE SHEET") and the related unaudited statements of income for the ten
                           (10) months then ended, including in each case the notes thereto certified by Seller's chief operating officer.

Such financial statements fairly present (and the financial statements delivered pursuant to Section 7.2(i) will fairly present) the financial condition and the results of operations, changes in shareholders' equity and cash flows of Seller (as applicable) as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP consistently applied. Such financial statements have been and will be prepared from and are in accordance with the accounting Records of Seller. Seller has also delivered to Buyer copies of all letters from Seller's auditors to Seller's board of directors or the audit committee thereof and their predecessors from January 1, 2002, through the date of this Agreement, together with copies of all responses thereto.


         3.5 BOOKS AND RECORDS. The books of account and other financial Records of Seller, all of which have been made available to Buyer, are complete and correct in all material respects and represent actual, bona fide transactions and have been maintained in accordance with sound business practices. The minute books of Seller, all of which have been made available to Buyer, contain in all material respects accurate and complete Records of all meetings held of, and corporate action taken by, the shareholders, the board of directors of Seller, and no meeting of any such shareholders or board of directors has been held for which minutes have not been prepared or are not contained in such minute books.

         3.6 SUFFICIENCY OF ASSETS. Except as set forth in Schedule 3.6, the Assets (i) constitute all of the assets, tangible and intangible, of any nature whatsoever, necessary to operate Seller's business in the manner presently operated by Seller and (ii) include all of the operating assets of Seller. Seller has no Inventories.


         3.7 REAL PROPERTY. Seller does not own any real property nor is it the tenant of any real property under any Ground Lease. Neither Seller nor any predecessor of Seller has owned any real property or was the tenant of any real property under a Ground Lease.


         3.8 DESCRIPTION OF LEASED REAL PROPERTY. Schedule 3.8 contains a correct address of all tracts, parcels and subdivided lots in which Seller has a leasehold interest.


         3.9 TITLE TO ASSETS; ENCUMBRANCES. Seller owns good and transferable title to all of the Assets free and clear of any Encumbrances other than Permitted Encumbrances and those described in Schedule 3.9. Seller warrants to Buyer that, at the time of Closing, all of the Assets shall be free and clear of all Encumbrances other than Permitted Encumbrances.


         3.10 CONDITION OF FACILITIES. The Facilities and each item of Tangible Personal Property are in good repair and good operating condition, ordinary wear and tear excepted, are suitable for immediate use in the Ordinary Course of Business and are free from latent and patent defects, with such exceptions as could not reasonably be expected to have a Material Adverse Effect. No item of Tangible Personal Property is in need of repair or replacement other than as part of routine maintenance in the Ordinary Course of Business, with such exceptions as could not reasonably be expected to have a Material Adverse Effect. Except as disclosed in Schedule 3.10, all Tangible Personal Property used in Seller's business is in the possession of Seller.


         3.11 ACCOUNTS RECEIVABLE. All Accounts Receivable that are reflected on the Balance Sheet, the Interim Balance Sheet or the Closing Date Balance Sheet represent or will represent valid obligations arising from sales actually made or services actually performed by Seller in the Ordinary Course of Business. Except to the extent paid prior to the Closing Date, such Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Balance Sheet, the Interim Balance Sheet or the Closing Date Balance Sheet, as applicable (which reserves are or will be adequate and calculated consistent with past practice). Subject to such reserves and except as set forth on Schedule 3.11, each of such Accounts Receivable either has been or will be collected in full, without any setoff, within ninety
(90) days after the day on which it first becomes due and payable. To Seller's Knowledge, there is no contest, claim, defense or right of setoff, other than returns in the Ordinary Course of Business of Seller, under any Contract with any account debtor of an Account Receivable relating to the amount or validity of such Account Receivable. Schedule 3.11 contains a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of each such Account Receivable.

         3.12 FILM LIBRARY. Schedule 3.12 sets forth a complete and accurate list of all films constituting the Film Library. To the extent that Seller is the owner of any such film, Seller owns such film free and clear of any Encumbrances or other rights of third parties, except for the rights of licensees and other third-party participants and Permitted Encumbrances and as described on Schedule 3.12. To the extent that Seller is the licensee of any such film, Seller has entered into a license agreement with the owner or licensee thereof substantially in the form of the Hypnotic License Agreement appended hereto as Exhibit 3.12A (a "SELLER LICENSEE AGREEMENT"). To the extent that Seller has licensed the rights to any such film to a third party, Seller has entered into a License Agreement Deal Terms substantially in the form of the License Agreement appended hereto as Exhibit 3.12B (a "SELLER LICENSOR AGREEMENT") with such third party. Except as set forth in Schedule 3.12, each Seller Licensee Agreement and Seller Licensor Agreement is in full force and effect, and neither Seller nor, to Seller's Knowledge, any third-party licensor or licensee thereunder is in Breach of any such Seller Licensee Agreement or Seller Licensor Agreement. Seller believes that the Consents of any third party to assign to Buyer each Seller Licensee Agreement and Seller Licensor Agreement will not be unreasonably withheld. Upon Seller's execution and delivery of the Assignment and Assumption Agreement and receipt of the third-party consents, all Seller Licensee Agreements and Seller Licensor Agreement will be assigned to Buyer free and clear of any Encumbrances, other than Permitted Encumbrances.


         3.13 NO UNDISCLOSED LIABILITIES. Except as set forth in Schedule 3.13, Seller has no Knowledge of any Liability of Seller, except for Liabilities reflected or reserved against in the Balance Sheet or the Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business of Seller since the date of the Interim Balance Sheet.


         3.14     TAXES.

         (A) TAX RETURNS FILED AND TAXES PAID. Seller has filed or caused to be filed on a timely basis all Tax Returns and all reports with respect to Taxes that are or were required to be filed pursuant to applicable Legal Requirements. All Tax Returns and reports filed by Seller are true, correct and complete. Seller has paid, or made provision for the payment of, all Taxes that have or may have become due for all periods covered by the Tax Returns or otherwise, or pursuant to any assessment received by Seller. No claim has ever been made or is expected to be made by any Governmental Body in a jurisdiction where Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Encumbrances on any of the Assets that arose in connection with any failure (or alleged failure) to pay any Tax, and Seller has no Knowledge of any basis for assertion of any claims attributable to Taxes which, if adversely determined, would result in any such Encumbrance.

         (B) DELIVERY OF TAX RETURNS AND INFORMATION REGARDING AUDITS AND POTENTIAL AUDITS. Seller has delivered or made available to Buyer copies of, and
Schedule 3.14(b) contains a complete and accurate list of, all federal, state and local income or franchise Tax Returns filed with respect to all taxable years since the date of Seller's incorporation. No federal, state or local income or franchise Tax Returns of Seller have been audited by the IRS or relevant state or local tax authorities. To Seller's Knowledge, no Governmental Body is reasonably expected to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Taxes of Seller either (i) claimed or raised by any Governmental Body in writing which has been received by Seller or (ii) as to which Seller has Knowledge. Seller has not given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of Seller or for which Seller may be liable.

         (C) PROPER ACCRUAL. The charges, accruals and reserves with respect to Taxes on the Records of Seller are adequate (determined in accordance with GAAP) and are at least equal to Seller's liability for Taxes. There exists no proposed tax assessment or deficiency against Seller except as disclosed in the Interim Balance Sheet or in Schedule 3.14(c).

         (D) SPECIFIC POTENTIAL TAX LIABILITIES AND TAX SITUATIONS.

                  (i) All Taxes that Seller is or was required by Legal Requirements to withhold, deduct or collect have been duly withheld, deducted and collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

                  (ii) There is no tax sharing agreement, tax allocation agreement, tax indemnity obligation or similar written or unwritten agreement, arrangement, understanding or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other arrangement relating to Taxes) that will require any payment by Seller.

                  (iii) Seller (A) has not been a member of an affiliated group within the meaning of Code Section 1504(a) (or any similar group defined under a similar provision of state, local or foreign law) and (B) has no liability for Taxes of any person (other than Seller and its Subsidiaries) under Treas. Reg. sect. 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor by contract or otherwise.

                  (iv)     Seller is not an S corporation as defined in Code
                           Section 1361.

                  (v) Seller has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662.


         3.15 NO MATERIAL ADVERSE CHANGE. Except as set forth on Schedule 3.15, since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, prospects, assets, results of operations or condition (financial or other) of Seller, and to Seller's Knowledge, no event has occurred or circumstance exists that may result in such a material adverse change.


3.16     EMPLOYEE BENEFITS.

         (A) EMPLOYEE BENEFIT PLANS. Seller does not maintain or contribute to any "employee benefit plan" as defined by Section 3(3) of ERISA. There is no corporation or trade or business controlled by, controlling or under common control with Seller (within the meaning of Section 414 of the Code or Section 4001(a)(14) or 4001(b) of ERISA). Set forth in Schedule 3.16(a) is a complete and correct list of all bonus, incentive-compensation, deferred-compensation, profit-sharing, stock-option, stock-appreciation-right, stock-bonus, stock-purchase, employee-stock-ownership, savings, severance, change-in-control, supplemental-unemployment, layoff, salary-continuation, retirement, pension, health, life-insurance, disability, accident, group-insurance, vacation, holiday, sick-leave, fringe-benefit or welfare plan, and any other employee compensation or benefit plan, agreement, policy, practice, commitment, contract or understanding (whether qualified or nonqualified, currently effective or terminated, written or unwritten) and any trust, escrow or other agreement related thereto that (i) is maintained or contributed to by Seller or has been maintained or contributed to by Seller since its inception, or with respect to which Seller has or may have any liability, and (ii) provides benefits, or describes policies or procedures applicable to any current or former director, officer, employee or service provider of Seller, or the dependents of any thereof, regardless of how (or whether) liabilities for the provision of benefits are accrued or assets are acquired or dedicated with respect to the funding thereof (collectively the "EMPLOYEE PLANS").

         (B) EMPLOYEE PLAN DOCUMENTS. Seller has delivered to Buyer true, accurate and complete copies of (i) the documents comprising each Employee Plan (or, with respect to any Employee Plan which is unwritten, a detailed written description of eligibility, participation, benefits, funding arrangements, assets and any other matters which relate to the obligations of Seller); (ii) all trust agreements, insurance contracts or any other funding instruments related to the Employee Plans; (iii) all securities registration statements filed with respect to any Employee Plan; (iv) all contracts with third-party administrators, actuaries, investment managers, consultants and other independent contractors that relate to any Employee Plan, filed for each of the three most recent plan years; and (v) all summary plan descriptions, summaries of material modifications and memoranda, employee handbooks and other written communications regarding the Employee Plans.

         (C) EMPLOYEE PLAN PAYMENTS. Except as set forth on Schedule 3.16(c), no payment is required to be made under the terms of any Employee Plan as a contribution by Seller.

         (D) CONTINUATION REQUIREMENTS. Seller has, at all times, complied, and currently complies, in all material respects with the applicable continuation requirements for its welfare benefit plans, including (1) Section 4980B of the Code (as well as its predecessor provision, Section 162(k) of the Code) and Sections 601 through 608, inclusive, of ERISA, which provisions are hereinafter referred to collectively as "COBRA" and (2) any applicable state statutes mandating health insurance continuation coverage for employees.

         (E) COMPLIANCE WITH LEGAL REQUIREMENTS. The form of all Employee Plans is in compliance with the applicable terms of ERISA, the Code, and any other applicable laws, including the Americans with Disabilities Act of 1990, the Family Medical Leave Act of 1993 and the Health Insurance Portability and Accountability Act of 1996, and such plans have been operated in compliance with such laws and the written Employee Plan documents. Neither Seller nor any fiduciary of an Employee Plan has violated the requirements of Section 404 of ERISA. All required reports and descriptions of the Employee Plans (including Internal Revenue Service Form 5500 Annual Reports, Summary Annual Reports and Summary Plan Descriptions and Summaries of Material Modifications) have been (when required) timely filed with the IRS, the U.S. Department of Labor or other Governmental Body and distributed as required, and all notices required by ERISA or the Code or any other Legal Requirement with respect to the Employee Plans have been appropriately given.

         (F) TAX EXEMPT STATUS. Each Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, and Seller has no Knowledge of any circumstances that will or could result in revocation of any such favorable determination letter.

         (G) PROCEEDINGS RELATING TO EMPLOYEE PLANS. There is no material pending or, to Seller's Knowledge, threatened Proceeding relating to any Employee Plan, nor is there any basis for any such Proceeding. Neither Seller nor any fiduciary of an Employee Plan has engaged in a transaction with respect to any Employee Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject Seller or Buyer to a Tax or penalty imposed by either Section 4975 of the Code or Section 502(l) of ERISA or a violation of Section 406 of ERISA. The Contemplated Transactions will not result in the potential assessment of a Tax or penalty under Section 4975 of the Code or Section 502(l) of ERISA nor result in a violation of Section 406 of ERISA.

         (H) WORKERS' COMPENSATION. Seller has maintained workers' compensation coverage as required by applicable state law through purchase of insurance and not by self-insurance or otherwise except as disclosed to Buyer on Schedule 3.16(h).

         (I) ACCELERATION OF RIGHTS. Except as set forth on Schedule 3.16(i) and as required by Legal Requirements, the consummation of the Contemplated Transactions will not accelerate the time of vesting or the time of payment, or increase the amount, of compensation due to any director, employee, officer, former employee or former officer of Seller. There are no contracts or arrangements providing for payments that could subject any person to liability for Tax under Section 4999 of the Code.

         (K) MODIFICATION OR TERMINATION OF EMPLOYEE PLANS. Except as set forth on Schedule 3.16(k), none of the Contemplated Transactions will result in an amendment, modification or termination of any of the Employee Plans. No written or oral representations have been made to any employee or former employee of Seller promising or guaranteeing any employer payment or funding for the continuation of medical, dental, life or disability coverage for any period of time beyond the end of the current plan year (except to the extent of coverage required under COBRA). No written or oral representations have been made to any employee or former employee of Seller concerning the employee benefits of Buyer.


         3.17 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS

         (A) COMPLIANCE. Except as set forth in Schedule 3.17(a) and except for any of the following events that individually or collectively with other similar events would not have a Material Adverse Effect:

                  (i) Seller is, and at all times since its inception, has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

                  (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by Seller of, or a failure on the part of Seller to comply with, any Legal Requirement or (B) could reasonably be expected to give rise to any obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                  (iii) Seller has not received, at any time since its inception, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement or (B) any actual, alleged, possible or potential obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

(B) GOVERNMENTAL AUTHORIZATIONS. Seller does not hold any Governmental Authorizations. No Governmental Authorizations are necessary to permit Seller to lawfully conduct and operate its business in the manner in which it currently conducts and operates such business or to permit Seller to own and use its assets in the manner in which it currently owns and uses such assets, except for Governmental Authorizations that, if not procured or obtained, individually or collectively with other such Governmental Authorizations would result in a Material Adverse Effect.

         (C) HSR ACT COMPLIANCE. Seller is not required to file a notice under the HSR Act with respect to the Contemplated Transactions.


         3.18     LEGAL PROCEEDINGS; ORDERS

         (A) PENDING OF THREATENED PROCEEDINGS. Except as set forth in Schedule 3.18(a), there is no pending or, to Seller's Knowledge, threatened Proceeding:

                  (i) by or against Seller or that otherwise relates to or may affect the business of, or any of the assets owned or used by, Seller; or

                  (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions.

To the Knowledge of Seller, no event has occurred or circumstance exists that could reasonably be likely to give rise to or serve as a basis for the commencement of any such Proceeding. Seller has delivered to Buyer copies of all pleadings, correspondence and other documents relating to each Proceeding listed in Schedule 3.18(a). There are no Proceedings listed or required to be listed in
Schedule 3.18(a) that could reasonably be expected to have a Material Adverse Effect.

         (B) ORDERS. There is no Order to which Seller, its business or any of the Assets is subject, and to the Knowledge of Seller, no officer, director, agent or employee of Seller is subject to any Order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the business of Seller.


         3.19 ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as set forth in
Schedule 3.19, since the date of the Balance Sheet, Seller has conducted its business only in the Ordinary Course of Business and there has not been any:

                  (i) change in Seller's authorized or issued capital stock, grant of any stock option or right to purchase shares of capital stock of Seller or issuance of any security convertible into such capital stock;

                  (ii)     amendment to the Governing Documents of Seller;

                  (iii) payment (except in the Ordinary Course of Business) or increase by Seller of any bonuses, salaries or other compensation to any shareholder, director, officer or employee or entry into any employment, severance or similar Contract with any director, officer or employee;

                  (iv) adoption of, amendment to or increase in the payments to or benefits under, any Employee Plan;

                  (v) to the Knowledge of Seller, damage to or destruction or loss of any Asset, whether or not covered by insurance;

                  (vi) entry into, termination of or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit or similar Contract to which Seller is a party, or
                           (ii) any Contract or transaction involving a total remaining commitment by Seller of at least $50,000;

                  (vii) sale, lease or other disposition of any Asset or property of Seller (including the Intellectual Property Assets) or the creation of any Encumbrance on any Asset other than licenses in the Ordinary Course of Business of films included in the Film Library;

                  (viii) cancellation or waiver of any claims or rights with a value to Seller in excess of $50,000;

                  (ix) indication given to Seller by any customer or supplier of an intention to discontinue or change the terms of its relationship with Seller, except to the extent that such discontinuation or change would not have a Material Adverse Effect;

                  (x) material change in the accounting methods used by Seller; or

                  (xi)     Contract by Seller to do any of the foregoing.


         3.20     CONTRACTS; NO DEFAULTS

         (A) SELLER CONTRACTS. Schedule 3.20(a) contains an accurate and complete list, and Seller has delivered to Buyer accurate and complete copies, of:

                  (i) each Seller Contract that involves performance of services or delivery of goods or materials by Seller of an amount or value in excess of Twenty-Five Thousand dollars ($25,000);

                  (ii) each Seller Contract that involves performance of services or delivery of goods or materials to Seller of an amount or value in excess of Ten Thousand dollars ($10,000);

                  (iii) each Seller Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of Seller in excess of Twenty-Five Thousand dollars ($25,000);

                  (iv) each Seller Contract affecting the ownership of, leasing of, title to, use of or any leasehold or other interest in any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than Five Thousand dollars ($5,000) and with a term of less than one year);

                  (v) each Seller Contract (however named) involving a sharing of profits, losses, costs or liabilities by Seller with any other Person, other than Seller Licensor Agreements and Seller Licensee Agreements;

                  (vi) each Seller Contract containing covenants that in any way purport to restrict Seller's business activity or limit the freedom of Seller to engage in any line of business or to compete with any Person;

                  (vii) each Seller Contract providing for payments to or by any Person based on sales, purchases or profits, other than direct payments for goods, other than Seller Licensor Agreements and Seller Licensee Agreements;

                  (viii) each power of attorney of Seller that is currently effective and outstanding;

                  (ix) each Seller Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by Seller to be responsible for consequential damages;

                  (x) each Seller Contract for capital expenditures in excess of $10,000;

                  (xi)     each Seller Contract not denominated in U.S. dollars;

                  (xii) each written warranty, guaranty and/or other similar undertaking with respect to contractual performance extended by Seller other than in the Ordinary Course of Business; and

                  (xiii) each amendment, supplement and modification (whether oral or written) in respect of any of the foregoing.


         (B) SHAREHOLDER RIGHTS AND LIABILITIES. Except as set forth in Schedule 3.20(b), no Shareholder has or may acquire any rights under, and no Shareholder has or may become subject to any obligation or liability under, any Contract that relates to the business of Seller or any of the Assets.

         (C) ENFORCEABILITY, ASSIGNMENT AND EFFECT. Except as set forth in
Schedule 3.20(c):

                  (i) each Contract identified or required to be identified in Schedule 3.20(a) and which is to be assigned to or assumed by Buyer under this Agreement is in full force and effect and is valid and enforceable in accordance with its terms;

                  (ii) each Contract identified or required to be identified in Schedule 3.20(a) and which is being assigned to or assumed by Buyer is assignable by Seller to Buyer without the consent of any other Person; and

                  (iii) to the Knowledge of Seller, no Contract identified or required to be identified in Schedule 3.20(a) and which is to be assigned to or assumed by Buyer under this Agreement will upon completion or performance thereof have a Material Adverse Affect.

         (D) COMPLIANCE WITH AND BREACHES OF SELLER CONTRACTS. Except as set forth in Schedule 3.20(d):

                  (i) Seller is, and at all times since January 1, 2002, has been, in compliance in all material aspects with all applicable terms and requirements of each Seller Contract which is being assumed by Buyer;

                  (ii) to Seller's Knowledge, each other Person that has or had any obligation or liability under any Seller Contract which is being assigned to Buyer is, and at all times since January 1, 2002, has been, in full compliance with all applicable terms and requirements of such Seller Contract;

                  (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a Breach of, or give Seller or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any Seller Contract that is being assigned to or assumed by Buyer;

                  (iv) no event has occurred or circumstance exists under or by virtue of any Contract that (with or without notice or lapse of time) would cause the creation of any Encumbrance affecting any of the Assets, other than a Permitted Encumbrance; and

                  (v) Seller has not given to or received from any other Person, at any time since January 1, 2002, any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation or Breach of, or default under, any Contract which is being assigned to or assumed by Buyer.

         (E) CONTRACTS IN ORDINARY COURSE OF BUSINESS. Each Seller Contract by Seller has been entered into in the Ordinary Course of Business of Seller and has been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.


         3.21     INSURANCE

         (A) POLICIES AND APPLICATIONS. Seller has delivered to Buyer:

                  (i) accurate and complete copies of all policies of insurance to which Seller is a party or under which Seller is or has been covered at any time since January 1, 2002, a list of which is included in
                           Schedule 3.21(a);

                  (ii) accurate and complete copies of all pending applications by Seller for policies of insurance; and

                  (iii) any statement by the auditor of Seller's financial statements or any consultant or risk management advisor with regard to the adequacy of Seller's coverage or of the reserves for claims.

         (B) OTHER INSURANCE ARRANGEMENTS. There is no:

                  (i) self-insurance arrangement by or affecting Seller, including any reserves established thereunder;

                  (ii) Contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk to which Seller is a party or which involves the business of Seller; and

                  (iii) obligation of Seller to provide insurance coverage to Third Parties (for example, under Leases or service agreements) and identifies the policy under which such coverage is provided.

         (C) LOSS EXPERIENCE AND CLAIMS. Schedule 3.21(c) sets forth, by year, for the current policy year and since Seller's date of incorporation a summary of the loss experience under each policy of insurance.

         (D) ADEQUACY AND EXTENT OF COVERAGE. Except as set forth in Schedule 3.21(d):

                  (i) all policies of insurance to which Seller is a party or that provide coverage to Seller:

                           (A)      are valid, outstanding and enforceable;

                           (B) are issued by an insurer that is financially sound and reputable;

                           (C) taken together, provide adequate insurance coverage for the Assets and the operations of Seller for all risks normally insured against by a Person carrying on the same business or businesses as Seller in the same location; and

                           (D) are sufficient for compliance with all Legal Requirements and Seller Contracts;

                  (ii) Seller has not received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights or (B) any notice of cancellation or any other indication that any policy of insurance is no longer in full force or effect or that the issuer of any policy of insurance is not willing or able to perform its obligations thereunder;

                  (iii) Seller has paid all premiums due, and has otherwise performed all of its obligations, under each policy of insurance to which it is a party or that provides coverage to Seller; and

                  (iv) Seller has given notice to the insurer of all claims that may be insured thereby.


         3.22     ENVIRONMENTAL MATTERS.  Except as disclosed in Schedule 3.22:

         (A) COMPLIANCE WITH ENVIRONMENTAL LAWS. Seller is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law, except where any such failure to comply or violation or liability would not, individually or collectively with other similar failures, violations or liabilities, have a Material Adverse Effect. Seller has not received any actual or threatened order, notice or other communication from (i) any Governmental Body or private citizen acting in the public interest or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any Facility or other property or asset (whether real, personal or mixed) in which Seller has or had an interest, or with respect to any property or Facility at which Hazardous Materials were generated, used or processed by Seller or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled or received.

         (B) ENVIRONMENTAL CLAIMS. There are no pending or, to the Knowledge of Seller, threatened claims, Encumbrances, or other restrictions of any nature resulting from any Environmental, Health and Safety Liabilities or arising under or pursuant to any Environmental Law with respect to or affecting any Facility or any other property or asset (whether real, personal or mixed) in which Seller has or had an interest.

         (C) NOTICES OF VIOLATIONS. Seller has no Knowledge of any citation, directive, inquiry, notice, Order, summons, warning or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any Facility or property or asset (whether real, personal or mixed) in which Seller has or had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used or processed by Seller or have been transported, treated, stored, handled, transferred, disposed, recycled or received, except to the extent that any of the foregoing would not have a Material Adverse Effect.

         (D) LIABILITIES. Seller has no Environmental, Health and Safety Liabilities with respect to any Facility, except to the extent that any such Liabilities would not result in a Material Adverse Effect.

         (E) EXISTENCE OF HAZARDOUS MATERIALS. There are no Hazardous Materials present on or in the Environment at any Facility. Seller has not permitted or conducted, nor is Seller aware of, any Hazardous Activity conducted with respect to any Facility or any other property or assets (whether real, personal or mixed) in which Seller has or had an interest except in full compliance with all applicable Environmental Laws.

         (F) RELEASE OF HAZARDOUS MATERIALS. There has been no Release or, to the Knowledge of Seller, Threat of Release, of any Hazardous Materials at or from any Facility or at any other location where any Hazardous Materials were generated, transferred, produced, imported, used, or processed from or by any Facility, except for any such Release that would not result in a Material Adverse Effect.

         (G) REPORTS. Seller has not obtained or initiated any reports, studies, analyses, tests, or monitoring pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance, by Seller with Environmental Laws.


         3.23     EMPLOYEES.

         (A) CURRENT EMPLOYEES. Schedule 3.23(a) contains a complete and accurate list of the following information for each full-time employee, director, and independent contractor of Seller, including each employee on leave of absence or layoff status: employer; name; job title; date of hiring or engagement; date of commencement of employment or engagement; current compensation paid or payable and any change in compensation since January 1, 2003; sick and vacation leave that is accrued but unused; and service credited for purposes of vesting and eligibility to participate under any Employee Plan, or any other employee or director benefit plan.

         (B) WARN ACT. Seller is not subject to or otherwise covered by the Worker Adjustment and Retraining Notification Act (the "WARN ACT") or any similar state or local Legal Requirement.

         (C) RESTRICTIONS ON EMPLOYEES. To the Knowledge of Seller, no officer, director, agent, employee, consultant, or contractor of Seller is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor (i) to engage in or continue or perform any conduct, activity, duties or practice relating to the business of Seller or (ii) to assign to Seller or to any other Person any rights to any invention, improvement, or discovery. No former or current employee of Seller is a party to, or is otherwise bound by, any Contract that in any way adversely affected, affects, or will affect the ability of Seller or Buyer to conduct the business as heretofore carried on by Seller.



         3.24     LABOR DISPUTES; COMPLIANCE.

         (A) COMPLIANCE WITH LABOR LAWS. Seller has complied in all respects with all Legal Requirements relating to employment practices, terms and conditions of employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, the payment of social security and similar Taxes and occupational safety and health, except where the failure to so comply, individually or collectively with other similar failures, would not result in a Material Adverse Effect. Seller is not liable for the payment of any Taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

         (B) COLLECTIVE BARGAINING AND RELATED MATTERS. Except as disclosed in
Schedule 3.24(b),

                  (i) Seller has not been, and is not now, a party to any collective bargaining agreement or other labor contract;

                  (ii) since January 1, 2002, there has not been, there is not presently pending or existing, and to Seller's Knowledge there is not threatened, any strike, slowdown, picketing, work stoppage or employee grievance process involving Seller;

                  (iii) to Seller's Knowledge no event has occurred or circumstance exists that could reasonably be expected to provide the basis for any work stoppage or other labor dispute;

                  (iv) there is not pending or, to Seller's Knowledge, threatened against or affecting Seller any Proceeding relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed with the National Labor Relations Board or any comparable Governmental Body, and there is no organizational activity or other labor dispute against or affecting Seller or the Facilities;

                  (v) to Seller's Knowledge, no application or petition for an election of or for certification of a collective bargaining agent is pending;

                  (vi) no grievance or arbitration Proceeding exists that might have a Material Adverse Effect;

                  (vii) there is no lockout of any employees by Seller, and no such action is contemplated by Seller; and

                  (viii) to Seller's Knowledge there has been no charge of discrimination filed against or threatened against Seller with the Equal Employment Opportunity Commission or similar Governmental Body.

         3.25     INTELLECTUAL PROPERTY ASSETS.

         (A) DEFINITIONS. The term "INTELLECTUAL PROPERTY ASSETS" means all intellectual property owned or licensed (as licensor or licensee) by Seller in which Seller has a proprietary interest, including:

                  (i) Seller's name, all assumed fictional business names, trade names, registered and unregistered trademarks, service marks and applications (collectively, "MARKS");

                  (ii) all patents, patent applications and inventions and discoveries that may be patentable (collectively, "PATENTS");

                  (iii) all registered and unregistered copyrights in both published works and unpublished works (collectively, "COPYRIGHTS");

                  (iv)     all rights in mask works;

                  (v) all know-how, trade secrets, confidential or proprietary information, customer lists, Software, technical information, data, process technology, plans, drawings and blue prints (collectively, "TRADE SECRETS"); and

                  (vi) all rights in internet web sites and internet domain names presently used by Seller (collectively "NET NAMES").

         (B) INTELLECTUAL PROPERTY CONTRACTS. Schedule 3.25(b) contains a complete and accurate list and summary description, including any royalties paid or received by Seller since January 1, 2002, and Seller has delivered to Buyer accurate and complete copies, of all Seller Contracts relating to the Intellectual Property Assets, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available Software programs with a value of less than $5,000 under which Seller is the licensee. There are no outstanding and, to Seller's Knowledge, no threatened disputes or disagreements with respect to any such Contract.

         (C) RIGHTS IN INTELLECTUAL PROPERTY ASSETS. Except as set forth in
Schedule 3.25(c), the Intellectual Property Assets are all those necessary for the operation of Seller's business as it is currently conducted. Seller is the owner or licensee of all right, title and interest in and to each of the Intellectual Property Assets, free and clear of all Encumbrances other than Permitted Encumbrances, and has the right to use without payment to a Third Party all of the Intellectual Property Assets, other than in respect of licenses listed in Schedule 3.25(c).

         (D) PATENTS. Seller owns no Patents.

         (E)      MARKS.

                  (i) Schedule 3.25(e) contains a complete and accurate list and summary description of all registered Marks.

                  (ii) All Marks have been registered with the United States Patent and Trademark Office, are currently in compliance with all formal Legal Requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the Closing Date.

                  (iii) No Mark has been or is now involved in any opposition, invalidation or cancellation Proceeding and, to Seller's Knowledge, no such action is threatened with respect to any of the Marks.

                  (iv) To Seller's Knowledge, there is no potentially interfering trademark or trademark application of any other Person.

                  (v) No Mark is infringed or, to Seller's Knowledge, has been challenged or threatened in any way. None of the Marks used by Seller infringes or is alleged to infringe any trade name, trademark or service mark of any other Person.

         (F)      COPYRIGHTS.

                  (i) Schedule 3.25(f) contains a complete and accurate list and summary description of all registered Copyrights.

                  (ii) All of the registered Copyrights are currently in compliance with formal Legal Requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the date of Closing.

                  (iii) No Copyright is infringed or, to Seller's Knowledge, has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any Third Party or is a derivative work based upon the work of any other Person.

                  (iv) All works encompassed by the Copyrights have been marked with the proper copyright notice, except in the case where the failure to mark such works would not result in a Material Adverse Effect.

         (G)      TRADE SECRETS.

                  (i) With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

                  (ii) Seller has taken all reasonable precautions to protect the secrecy, confidentiality and value of all Trade Secrets (including the enforcement by Seller of a policy requiring each employee or contractor to execute proprietary information and confidentiality agreements substantially in Seller's standard form, and all current and former employees and contractors of Seller have executed such an agreement).

                  (iii) Seller has good title to and an absolute right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature and, to Seller's Knowledge, have not been used, divulged or appropriated either for the benefit of any Person (other than Seller) or to the detriment of Seller. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way or infringes any intellectual property right of any other Person.

         (H)      NET NAMES.

                  (i) Schedule 3.25(h) contains a complete and accurate list and summary description of all Net Names.

                  (ii) All Net Names have been registered in the name of Seller and are in compliance with all formal Legal Requirements.

                  (iii) No Net Name has been or is now involved in any dispute, opposition, invalidation or cancellation Proceeding and, to Seller's Knowledge, no such action is threatened with respect to any Net Name.

                  (iv) To Seller's Knowledge, there is no domain name application pending of any other person which would or would potentially interfere with or infringe any Net Name.

                  (v) To Seller's Knowledge, no Net Name is infringed or has been challenged, interfered with or threatened in any way. No Net Name infringes, interferes with or is alleged to interfere with or infringe the trademark, copyright or domain name of any other Person.

         3.26     COMPLIANCE WITH THE FOREIGN CORRUPT PRACTICES ACT.

         (A) NO IMPROPER PAYMENTS. To Seller's Knowledge, Seller and its Representatives have not, to obtain or retain business, directly or indirectly offered, paid or promised to pay, or authorized the payment of, any money or other thing of value (including any fee, gift, sample, travel expense or entertainment with a value in excess of one hundred dollars ($100.00) in the aggregate to any one individual in any year) or any commission payment in excess of one percent (1%) of any amount payable, to:

                  (i) any person who is an official, officer, agent, employee or representative of any Governmental Body or of any existing or prospective customer (whether government owned or nongovernment owned);

                  (ii)     any political party or official thereof;

                  (iii) any candidate for political or political party office; or

                  (iv)     any other individual or entity;

while knowing or having reason to believe that all or any portion of such money or thing of value would be offered, given, or promised, directly or indirectly, to any such official, officer, agent, employee, representative, political party, political party official, candidate, individual, or any entity affiliated with such customer, political party or official or political office.

         (B) MANNER OF PAYMENT. Except as set forth in Schedule 3.26(b), Seller has made all payments to Third Parties by check mailed to such Third Parties' principal place of business or by wire transfer to a bank located, to Seller's Knowledge, in the same jurisdiction as such party's principal place of business.

         (C) RECORDING OF PAYMENTS. Each transaction is properly and accurately recorded on the books and Records of Seller, and each document upon which entries in Seller's books and Records are based is complete and accurate in all respects. Seller maintains a system of internal accounting controls adequate to insure that Seller maintains no off-the-books accounts and that Seller's assets are used only in accordance with Seller's management directives.


         3.27 RELATIONSHIPS WITH RELATED PERSONS. Except as disclosed in
Schedule 3.27, neither Seller nor any Shareholder has any interest in any property (whether real, personal or mixed and whether tangible or intangible) used in or pertaining to Seller's business. Neither Seller nor any Shareholder owns of record or as a beneficial owner, an equity interest or any other financial or profit interest in any Person that has had business dealings or a material financial interest in any transaction with Seller other than business dealings or transactions disclosed in Schedule 3.27, each of which has been conducted in the Ordinary Course of Business with Seller at substantially prevailing market prices and on substantially prevailing market terms. Except as set forth in Schedule 3.29, neither Seller nor any Shareholder is a party to any Contract with, or has any claim or right against, Seller.

         3.28 BROKERS OR FINDERS. Neither Seller nor any of its Representatives have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payments in connection with the sale of Seller's business or the Assets or the Contemplated Transactions.


         3.29     SECURITIES LAW MATTERS.

         (A) ACQUISITION FOR OWN ACCOUNT. Seller is acquiring the Warrants for its own account and not with a view to its distribution within the meaning of
Section 2(11) of the Securities Act.

         (B) PARENT AND BUYER INFORMATION. Seller confirms that Parent and Buyer have made available to Seller and its Representatives the opportunity to ask questions of the officers and management employees of Parent and Buyer and to acquire such additional information about the business and financial condition of Parent and Buyer as Seller has requested, and Seller has received all such information.

         (C) RESTRICTED SECURITIES; LEGENDS. Seller recognizes that neither the Warrants nor the shares of Parent's common stock issuable thereunder will be registered under the Securities Act or other applicable federal or state securities laws. Seller understands that such Warrants and shares of common stock are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from Parent in a transaction not involving a public offering. Seller acknowledges that it may not to sell or transfer the Warrants or such shares of common stock unless such they are registered under the Securities Act and under any other applicable securities laws and that certificates evidencing such Warrants and shares of Common Stock will bear a legend to that effect.

         (D) INVESTMENT EXPERIENCE. Seller acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Warrants and the shares of Parent's common stock issuable thereunder, and has such knowledge and experience in investing in companies similar to Parent and in financial or business matters such that it is capable of evaluating the merits and risks of the investment in the Warrants and the shares of Parents common stock issuable thereunder. Seller has made the determination to enter into this Agreement and the other Contemplated Transactions and to acquire the Warrants based upon its own independent evaluation and assessment of the value of Parent and its present and prospective business prospects.


         3.30     DISCLOSURE

         (A) MISSTATEMENTS OR OMISSIONS. No representation or warranty or other statement made by Seller in this Agreement, the Disclosure Letter, any supplement to the Disclosure Letter, the certificates delivered pursuant to
Section 2.7(a) or otherwise in connection with the Contemplated Transactions contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

         (B) FACTS REGARDING MATERIAL ADVERSE EFFECT. Seller does not have Knowledge of any fact that has specific application to Seller (other than general economic or industry conditions) and that could reasonably be expected to result in a Material Adverse Effect that has not been set forth in this Agreement or the Disclosure Letter.


4. REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT. Buyer and Parent severally represent and warrant to Seller as follows:


         4.1 ORGANIZATION AND GOOD STANDING. Each of Buyer and Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with full corporate power and authority to conduct its business as it is now conducted.


         4.2      AUTHORITY; NO CONFLICT

         (A) ENFORCEABILITY. This Agreement constitutes the legal, valid and binding obligation of Buyer and Parent, enforceable against each of them in accordance with its terms. Upon the execution and delivery by Buyer or Parent, as the case may be, of the Assignment and Assumption Agreement, the Employment Agreements, the Warrants and each other agreement to be executed or delivered by Buyer at the Closing (collectively, the "BUYER'S CLOSING DOCUMENTS"), each of the Buyer's Closing Documents will constitute the legal, valid and binding obligation of Buyer or Parent, enforceable against Buyer or Parent in accordance with its respective terms. Each of Buyer and Parent has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the Buyer's Closing Documents to which it is a party and to perform its obligations under this Agreement and the Buyer's Closing Documents, and such action has been duly authorized by all necessary corporate action.

         (B) NO BREACHES OR CONFLICTS. Neither the execution and delivery of this Agreement by Buyer or Parent nor the consummation or performance of any of the Contemplated Transactions by Buyer or Parent will give any Person the right to prevent, delay or otherwise interfere with any of the Contemplated Transactions pursuant to:

                  (i)      any provision of Buyer's or Parent's Governing
                           Documents;

                  (ii) any resolution adopted by the board of directors or the shareholders of Buyer or Parent;

                  (iii) any Legal Requirement or Order to which Buyer or Parent may be subject; or

                  (iv) any Contract to which Buyer or Parent is a party or by which Buyer or Parent may be bound.

Neither Buyer nor Parent is, and neither of them will be, required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.


         4.3 CERTAIN PROCEEDINGS. There is no pending Proceeding that has been commenced against Buyer or Parent and that challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions. To Buyer's or Parent's Knowledge, no such Proceeding has been threatened.


         4.4 BROKERS OR FINDERS. Neither Buyer nor Parent nor any of their respective Representatives have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with the Contemplated Transactions.


         4.5 PUBLIC DOCUMENTS. Since January 1, 2002, Parent has filed with the SEC all reports, proxy materials and registration statements required to be filed by it pursuant to the U.S. federal securities laws and has made all other filings required to be made by it with the SEC (collectively, the "PUBLIC FILINGS"). None of the Public Filings contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, in each such case as of its filing date, mailing date or effective date, as the case may be. Since the date of the filing with the SEC of Parent's most recent Form 10-QSB, except for the Contemplated Transactions, there has not been (A) any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), earnings, business affairs or business prospects of Parent and its Subsidiaries, taken as a whole, whether or not arising in the Ordinary Course of Business, (B) any transaction entered into by Parent or its Subsidiaries, other than in the Ordinary Course of Business, that is material to Parent and its Subsidiaries, taken as a whole, (C) any dividend or other obligation declared, paid or made by Parent on its capital stock or (D) any incurrence by Parent or its Subsidiaries of any material liability or obligation, direct or contingent.


         4.6 RESERVATION AND AVAILABILITY OF SHARES OF COMMON STOCK; WARRANTS.

         (A) RESERVATION OF COMMON STOCK. Parent has reserved out of its authorized and unissued shares of common stock such number of shares of common stock as will be sufficient to permit the exercise in full of all the Warrants.

         (B) COMMON STOCK DULY AUTHORIZED AND ISSUED, FULLY PAID AND NONASSESSABLE. The shares of common stock to be delivered upon the exercise of any Warrant have been duly and validly authorized and will be issued and fully paid and nonassessable, free of any preemptive rights and free of any Encumbrance.

         (C) WARRANTS. The Warrants to be delivered to Seller or its successors have been duly authorized and will be issued free of any preemptive rights and free of any Encumbrance.


5.       COVENANTS OF SELLER PRIOR TO CLOSING.


         5.1 ACCESS AND INVESTIGATION. Between the date of this Agreement and the Closing Date, and upon reasonable advance notice received from Buyer, Seller shall:

                  (i) afford Buyer and its Representatives (collectively, "BUYER GROUP") full and free access, during regular business hours, to Seller's personnel, properties (including subsurface testing), Contracts, Governmental Authorizations, books and Records and other documents and data, such rights of access to be exercised in a manner that does not unreasonably interfere with the operations of Seller;

                  (ii) furnish Buyer Group with copies of all such Contracts, Governmental Authorizations, books and Records and other existing documents and data as Buyer may reasonably request;

                  (iii) furnish Buyer Group with such additional financial, operating and other relevant data and information as Buyer may reasonably request; and

                  (iv) otherwise cooperate and assist, to the extent reasonably requested by Buyer, with Buyer's investigation of the properties, assets and financial condition related to Seller. In addition, Buyer shall have the right to have the Facilities and Tangible Personal Property inspected by Buyer Group, at Buyer's sole cost and expense, for purposes of determining the physical condition and legal characteristics of the Facilities and Tangible Personal Property.


         5.2 OPERATION OF THE BUSINESS OF SELLER. Between the date of this Agreement and the Closing, Seller shall:

                  (i) conduct its business only in the Ordinary Course of Business;

                  (ii) except as otherwise directed by Buyer in writing, and without making any commitment on Buyer's behalf, use its Best Efforts to preserve intact its current business organization, keep available the services of its officers, employees and agents and maintain its relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with it;

                  (iii) confer with Buyer prior to implementing operational decisions of a material nature;

                  (iv) otherwise report periodically to Buyer concerning the status of its business, operations and finances;

                  (v) make no material changes in management personnel without prior consultation with Buyer;

                  (vi) maintain the Assets in a state of repair and condition that complies with Legal Requirements and is consistent with the requirements and normal conduct of Seller's business;

                  (vii) keep in full force and effect, without amendment, all material rights relating to Seller's business;

                  (viii) comply with all Legal Requirements and contractual obligations applicable to the operations of Seller's business;

                  (ix) continue in full force and effect the insurance coverage under the policies set forth in Schedule
                           3.21 or substantially equivalent policies;

                  (x) except as required to comply with ERISA or to maintain qualification under Section 401(a) of the Code, not amend, modify or terminate any Employee Plan without the express written consent of Buyer, and except as required under the provisions of any Employee Plan, not make any contributions to or with respect to any Employee Plan without the express written consent of Buyer, provided that Seller shall contribute that amount of cash to each Employee Plan necessary to fully fund all of the benefit liabilities of such Employee Plan on a plan-termination basis as of the Closing Date;

                  (xi) cooperate with Buyer and assist Buyer in identifying the Governmental Authorizations required by Buyer to operate the business from and after the Closing Date and either transferring existing Governmental Authorizations of Seller to Buyer, where permissible, or obtaining new Governmental Authorizations for Buyer;

                  (xii) upon request from time to time, execute and deliver all documents, make all truthful oaths, testify in any Proceedings and do all other acts that may be reasonably necessary or desirable in the opinion of Buyer to consummate the Contemplated Transactions, all without further consideration; and

                  (xiii) maintain all books and Records of Seller relating to Seller's business in the Ordinary Course of Business.


         5.3 NEGATIVE COVENANT. Except as otherwise expressly permitted herein, between the date of this Agreement and the Closing Date, Seller shall not without the prior written Consent of Buyer:

                  (i) take any affirmative action, or fail to take any reasonable action within its control, as a result of which any of the changes or events listed in Sections
                           3.15 or 3.19 would be likely to occur;

                  (ii) make any modification to any material Contract or Governmental Authorization; or

                  (iii) enter into any compromise or settlement of any litigation, proceeding or governmental investigation relating to the Assets, the business of Seller or the Assumed Liabilities.


         5.4 REQUIRED APPROVALS. As promptly as practicable after the date of this Agreement, Seller shall make all filings required by Legal Requirements to be made by it in order to consummate the Contemplated Transactions. Seller also shall cooperate with Buyer and its Representatives with respect to all filings that Buyer elects to make or, pursuant to Legal Requirements, shall be required to make in connection with the Contemplated Transactions. Seller also shall cooperate with Buyer and its Representatives in obtaining all Material Consents.


         5.5 NOTIFICATION. Between the date of this Agreement and the Closing, Seller shall promptly notify Buyer in writing if any of them becomes aware of
(i) any fact or condition that causes or constitutes a Breach of any of Seller's representations and warranties made as of the date of this Agreement or (ii) the occurrence after the date of this Agreement of any fact or condition that would or be reasonably likely to (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had that representation or warranty been made as of the time of the occurrence of, or Seller's discovery of, such fact or condition. Should any such fact or condition require any change to the Disclosure Letter, Seller shall promptly deliver to Buyer a supplement to the Disclosure Letter specifying such change. Such delivery shall not affect any rights of Buyer under Section 9.2 and Article 11. During the same period, Seller also shall promptly notify Buyer of the occurrence of any Breach of any covenant of Seller in this Article 5 or of the occurrence of any event that may make the satisfaction of the conditions in
Article 7 impossible or unlikely.

         5.6 NO NEGOTIATION. Until such time as this Agreement shall be terminated pursuant to Section 9.1, Seller shall not directly or indirectly solicit, initiate, encourage or entertain any inquiries or proposals from, discuss or negotiate with, provide any nonpublic information to or consider the merits of any inquiries or proposals from any Person (other than Buyer) relating to any business combination transaction involving Seller, including the sale by Shareholders of Seller's stock, the merger or consolidation of Seller or the sale of Seller's business or any of the Assets (other than in the Ordinary Course of Business). Seller shall notify Buyer of any such inquiry or proposal within twenty-four (24) hours of receipt or awareness of the same by Seller.


         5.7 BEST EFFORTS. Seller shall use its Best Efforts to cause the conditions in Article 7 and Section 8.3 to be satisfied.


         5.8 PAYMENT OF LIABILITIES. Unless otherwise agreed by Buyer, Seller shall pay or otherwise satisfy in the Ordinary Course of Business all of its Liabilities and obligations. Buyer and Seller hereby waive compliance with the bulk-transfer provisions of the Uniform Commercial Code (or any similar law) ("BULK SALES LAWS") in connection with the Contemplated Transactions.






6.       COVENANTS OF BUYER PRIOR TO CLOSING.


         6.1 REQUIRED APPROVALS. As promptly as practicable after the date of this Agreement, Buyer shall make, or cause to be made, all filings required by Legal Requirements to be made by it to consummate the Contemplated Transactions. Buyer also shall cooperate, and cause its Related Persons to cooperate, with Seller (i) with respect to all filings Seller shall be required by Legal Requirements to make and (ii) in obtaining all Consents identified in Schedule 3.2(c); provided, however, that Buyer shall not be required to dispose of or make any change to its business, expend any material funds or incur any other burden in order to comply with this Section 6.1.


         6.2 BEST EFFORTS. Buyer shall use its Best Efforts to cause the conditions in Article 8 and Section 7.3 to be satisfied.


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

7. CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE. Buyer's obligation to purchase the Assets and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):


         7.1      ACCURACY OF REPRESENTATIONS.

         (a) All of Seller's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the time of the Closing as if then made, without giving effect to any supplement to the Disclosure Letter.

         (b) Each of the representations and warranties in Sections 3.2(a) and 3.4, and each of the representations and warranties in this Agreement that contains an express materiality qualification, shall have been accurate in all respects as of the date of this Agreement, and shall be accurate in all respects as of the time of the Closing as if then made, without giving effect to any supplement to the Disclosure Letter.


         7.2 SELLER'S PERFORMANCE. All of the covenants and obligations that Seller are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), shall have been duly performed and complied with in all material respects.


         7.3 CONSENTS. Each of the Consents identified in Exhibit 7.3 (the "MATERIAL CONSENTS") shall have been obtained and shall be in full force and effect.


         7.4 ADDITIONAL DOCUMENTS. Seller shall have caused the documents and instruments required by Section 2.7(a) and the following documents to be delivered (or tendered subject only to Closing) to Buyer:

(i) an unaudited balance sheet of Seller as at the opening of business on the Closing Date (the "CLOSING DATE BALANCE SHEET") and the related unaudited statements of income for the period commencing on November 1, 2003 and ending on the date before the Closing Date, in each case including the notes thereto, certified by Seller's chief operating officer;

                  (ii) an opinion of O'Melveny & Myers LLP, dated the Closing Date, in the form of Exhibit 7.4(a);

                  (iii) the certificate of incorporation and all amendments thereto of Seller, duly certified as of a recent date by the Secretary of State of the jurisdiction of Seller's incorporation;

                  (iv) if requested by Buyer, any Consents or other instruments that may be required to permit Buyer's qualification in each jurisdiction in which Seller is licensed or qualified to do business as a foreign corporation under the name "Engima Media" or "Hypnotic" or any derivative thereof;

                  (v) releases of all Encumbrances on the Assets, other than Permitted Encumbrances;

                  (vi) certificates dated as of a date not earlier than the seventh business day prior to the Closing as to the good standing of Seller and payment of all applicable state Taxes by Seller, executed by the appropriate officials of the State of Delaware and each jurisdiction in which Seller is licensed or qualified to do business as a foreign corporation as specified in Schedule 3.1(a); and

                  (vii) such other documents as Buyer may reasonably request for the purpose of:

                           (A) evidencing the accuracy of any of Seller's representations and warranties;

                           (B) evidencing the performance by Seller of, or the compliance by Seller with, any covenant or obligation required to be performed or complied with by Seller;

                           (C) evidencing the satisfaction of any condition referred to in this Article 7; or

                           (D) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.


         7.5 NO PROCEEDINGS. Since the date of this Agreement, there shall not have been commenced or threatened against Buyer or Parent, or against any Related Person of Buyer, any Proceeding (i) involving any challenge to, or seeking Damages or other relief in connection with, any of the Contemplated Transactions or (ii) that may have the effect of preventing, delaying, making illegal, imposing limitations or conditions on or otherwise interfering with any of the Contemplated Transactions.


         7.6 NO CONFLICT. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of or cause Buyer or any Related Person of Buyer to suffer any adverse consequence under (i) any applicable Legal Requirement or Order or (ii) any Legal Requirement or Order that has been published, introduced or otherwise proposed by or before any Governmental Body, excluding Bulk Sales Laws.

         7.7      EMPLOYEES.

         (A) EMPLOYMENT AGREEMENTS. Buyer shall have entered into employment agreements with those employees of Seller identified in Exhibit 7.7.

         (B) KEY EMPLOYEES. Those key employees of Seller identified on Exhibit 7.7, or substitutes therefor who shall be acceptable to Buyer, in its sole discretion, shall have accepted employment with Buyer with such employment to commence on and as of the Closing Date.


         7.8 ANCILLARY AGREEMENTS. The relevant Persons shall have entered into ancillary agreements in form and substance as set forth in Exhibit 7.8 hereto.

7.9      SATISFACTION OF CERTAIN LIABILITIES.

         (A) MAXIMUM LIABILITIES. On the Closing Date, Seller's Liabilities, except for the Liabilities set forth on Schedule 7.9, on the Closing Date Balance Sheet shall not exceed Eight Hundred Thousand Dollars ($800,000), and Seller shall deliver to Buyer a certificate to such effect executed by Seller's Chief Operating Officer.

         (B) EMPLOYMENT LIABILITIES. Seller shall have paid or otherwise provided for all liabilities under the Employee Plans or relating to payroll, sick leave, workers' compensation, unemployment benefits, pension benefits or any other employee plans or benefits of any kind for Seller's employees or former employees or both arising before the Effective Time.

         (C) EMPLOYEE COMPENSATION. Seller shall have paid or otherwise provided for all liabilities under any employment, severance, retention or termination agreement with any employee of Seller or any of its Related persons.

8. CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE. Seller's obligation to sell the Assets and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller in whole or in part):


         8.1 ACCURACY OF REPRESENTATIONS. All of Buyer's and Parent's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the time of the Closing as if then made.


         8.2 BUYER'S AND PARENT'S PERFORMANCE. All of the covenants and obligations that Buyer or Parent is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), shall have been performed and complied with in all material respects.


         8.3 CONSENTS. Each of the Consents identified in Exhibit 8.3 shall have been obtained and shall be in full force and effect.


         8.4 ADDITIONAL DOCUMENTS. Buyer shall have caused the documents and instruments required by Section 2.7(b) and the following documents to be delivered (or tendered subject only to Closing) to Seller:

                  (i) an opinion of Snow Becker Krauss P.C., dated the Closing Date, in the form of Exhibit 8.4; and

                  (ii) such other documents as Seller may reasonably request for the purpose of

                           (A)      evidencing the accuracy of any
                                    representation or warranty of Buyer,

                           (B) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer or

                           (C) evidencing the satisfaction of any condition referred to in this Article 8.


         8.5 NO INJUNCTION. There shall not be in effect any Legal Requirement or any injunction or other Order that (i) prohibits the consummation of the Contemplated Transactions and (ii) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.


9.       TERMINATION.


         9.1 TERMINATION EVENTS. By notice given prior to or at the Closing, subject to Section 9.2, this Agreement may be terminated as follows:

                  (i) by Buyer if a material Breach of any provision of this Agreement has been committed by Seller and such Breach has not been waived by Buyer;

                  (ii) by Seller if a material Breach of any provision of this Agreement has been committed by Buyer or Parent and such Breach has not been waived by Seller;

                  (iii) by Buyer if any condition in Article 7 has not been satisfied as of the date specified for Closing in the first sentence of Section 2.6 or if satisfaction of such a condition by such date is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement), and Buyer has not waived such condition on or before such date;

                  (iv) by Seller if any condition in Article 8 has not been satisfied as of the date specified for Closing in the first sentence of Section 2.6 or if satisfaction of such a condition by such date is or becomes impossible (other than through the failure of Seller to comply with its obligations under this Agreement), and Seller has not waived such condition on or before such date;

                  (v)      by mutual consent of Buyer and Seller;

                  (vi) by Buyer if the Closing has not occurred on or before December 31, 2003, or such later date as the parties may agree upon, unless the Buyer is in material Breach of this Agreement; or

                  (vii) by Seller if the Closing has not occurred on or before December 31, 2003, or such later date as the parties may agree upon, unless the Seller is in material Breach of this Agreement.


         9.2 EFFECT OF TERMINATION. Each party's right of termination under
Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all obligations of the parties under this Agreement will terminate, except that the obligations of the parties in this Section 9.2 and Articles 12 and 13 (except for those in Section 13.5) will survive; provided, however, that, if this Agreement is terminated because of a Breach of this Agreement by the nonterminating party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.


10.      ADDITIONAL COVENANTS.


         10.1     EMPLOYEES AND EMPLOYEE BENEFITS.

         (A) INFORMATION ON ACTIVE EMPLOYEES. For the purpose of this Agreement, the term "ACTIVE EMPLOYEES" shall mean all employees employed on the Closing Date by Seller for its business who are employed exclusively in Seller's business as currently conducted, including employees on temporary leave of absence, including family medical leave, military leave, temporary disability or sick leave, but excluding employees on long-term disability leave.

         (B)      EMPLOYMENT OF ACTIVE EMPLOYEES BY BUYER.

                  (i) Buyer will hire each Active Employee commencing on the day after the Closing Date (the "HIRED ACTIVE EMPLOYEES"), subject to Section 10.1(b)(iii). Effective immediately before the Closing, Seller will terminate the employment of all of its Hired Active Employees.

                  (ii) Seller shall not solicit the employment of any Hired Active Employee after the Closing.

                  (iii) It is understood and agreed that (A) Buyer's hiring of Active Employees as set forth in this section shall not constitute any commitment, Contract or understanding (expressed or implied) of any obligation on the part of Buyer to a continuing post-Closing employment relationship of any fixed term or duration or upon any terms or conditions other than those that Buyer may establish pursuant to individual offers of employment, and (B) employment offered by Buyer is "at will" and may be terminated by Buyer or by an employee at any time for any reason (subject to any written commitments to the contrary made by Buyer or an employee and Legal Requirements). Nothing in this Agreement shall be deemed to prevent or restrict in any way the right of Buyer to terminate, reassign, promote or demote any of the Hired Active Employees after the Closing or to change adversely or favorably the title, powers, duties, responsibilities, functions, locations, salaries, other compensation or terms or conditions of employment of such employees.

         (C)      SALARIES AND BENEFITS.

                  (i) Except as set forth on the Closing Date Balance Sheet, Seller shall be responsible for (A) the payment of all wages and other remuneration due to Active Employees with respect to their services as employees of Seller through the close of business on the Closing Date, including pro rata bonus payments earned prior to the Closing Date, but excluding vacation pay; and (B) the payment of any termination or severance payments.

                  (ii) Seller shall be liable for any claims made or incurred by Active Employees and their beneficiaries through the Closing Date under the Employee Plans. For purposes of the immediately preceding sentence, a charge will be deemed incurred, in the case of hospital, medical or dental benefits, when the services that are the subject of the charge are performed and, in the case of other benefits (such as disability or life insurance), when an event has occurred or when a condition has been diagnosed that entitles the employee to the benefit.




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



         (D)      GENERAL EMPLOYEE PROVISIONS.

                  (i) Seller and Buyer shall give any notices required by Legal Requirements and take whatever other actions with respect to the plans, programs and policies described in this Section 10.1 as may be necessary to carry out the arrangements described in this Section 10.1.

                  (ii) Seller and Buyer shall provide each other with such plan documents and summary plan descriptions, employee data or other information as may be reasonably required to carry out the arrangements described in this Section 10.1.

                  (iii)    If any of the arrangements described in this Section
                           10.1 are determined by the IRS or other Governmental Body to be prohibited by law, Seller and Buyer shall modify such arrangements to as closely as possible reflect their expressed intent and retain the allocation of economic benefits and burdens to the parties contemplated herein in a manner that is not prohibited by law.

                  (iv) Seller shall provide Buyer with completed I-9 forms and attachments with respect to all Hired Active Employees, except for such employees as Seller certifies in writing to Buyer are exempt from such requirement.

                  (v) Buyer shall not have any responsibility, liability or obligation, whether to Active Employees, former employees, their beneficiaries or to any other Person, with respect to any employee benefit plans, practices, programs or arrangements (including the establishment, operation or termination thereof) maintained by Seller, except that Buyer shall continue to maintain Seller's health insurance coverage to the extent necessary to provide COBRA coverage extension to Seller's employees in accordance with all Legal Requirements.


         10.2 PAYMENT OF ALL TAXES RESULTING FROM SALE OF ASSETS BY SELLER. Seller shall pay in a timely manner all Taxes resulting from or payable in connection with the sale of the Assets pursuant to this Agreement, regardless of the Person on whom such Taxes are imposed by Legal Requirements.


         10.3 PAYMENT OF OTHER RETAINED LIABILITIES. In addition to payment of Taxes pursuant to Section 10.2, Seller shall pay, or make adequate provision for the payment of, in full all of the Retained Liabilities and other Liabilities of Seller under this Agreement. If any such Liabilities are not so paid or provided for and Buyer receives a claim for payment of such Retained Liabilities from a third party (it being understood that Buyer shall not unilaterally seek or solicit such claims) and Buyer reasonably determines that failure to make any


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

payments will impair Buyer's use or enjoyment of the Assets or conduct of the business previously conducted by Seller with the Assets, Buyer may provide notice to Seller of its intent to elect to make all such payments directly (but shall have no obligation to do so). If Buyer provides such notice and within 10 business days Seller does not make such payments (or cause such payments to be made), Buyer may make all such payments directly and the provisions of Section
11.5 shall apply to such payments.


         10.4 NO RESTRICTIONS ON SELLER DISSOLUTION AND DISTRIBUTIONS. Nothing in this Agreement shall prohibit Seller from dissolving or making any distribution of the proceeds received pursuant to this Agreement, and Buyer acknowledges that such dissolution and distribution may occur, subject to Buyer's rights to setoff with respect to the Warrants as provided in this Agreement.


         10.5 REMOVING EXCLUDED ASSETS. On or before the Closing Date, Seller shall remove all Excluded Assets from all Facilities to be occupied by Buyer. Such removal shall be done in such manner as to avoid any damage to the Facilities and other properties to be occupied by Buyer and any disruption of the business operations to be conducted by Buyer after the Closing. Any damage to the Assets or to the Facilities resulting from such removal shall be paid by Seller at the Closing. Should Seller fail to remove the Excluded Assets as required by this Section, Buyer shall have the right, but not the obligation,
(i) to remove the Excluded Assets at Seller's sole cost and expense; (ii) to store the Excluded Assets and to charge Seller all storage costs associated therewith; (iii) to treat the Excluded Assets as unclaimed and to proceed to dispose of the same under the laws governing unclaimed property; or (iv) to exercise any other right or remedy conferred by this Agreement or otherwise available at law or in equity. Seller shall promptly reimburse Buyer for all costs and expenses incurred by Buyer in connection with any Excluded Assets not removed by Seller on or before the Closing Date.


         10.6 REPORTS AND RETURNS. Seller shall promptly after the Closing prepare and file all reports and returns required by Legal Requirements relating to the business of Seller as conducted using the Assets, to and including the Effective Time.


         10.7 ASSISTANCE IN PROCEEDINGS. Seller will cooperate with Buyer and its counsel in the contest or defense of, and make available its personnel and provide any testimony and access to its books and Records in connection with, any Proceeding involving or relating to (i) any Contemplated Transaction or (ii) any action, activity, circumstance, condition, conduct, event, fact, failure to act, incident, occurrence, plan, practice, situation, status or transaction on or before the Closing Date involving Seller or its business or any Shareholder.




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

         10.8 TERMINATION OF SELLER'S BUSINESS OPERATIONS. Seller shall not conduct or otherwise engage in any business or other activity, except as necessary to perform its obligations under this Agreement and the other documents and agreements executed by Seller in connection with the Contemplated Transactions and except as necessary to dissolve and liquidate. Seller shall apply the $65,000 of cash retained by it to pay only the reasonable costs of dissolving and liquidating, including the payment of legal and accounting fees and expenses and payment of reasonable compensation to Elizabeth Hamburg in connection therewith, but shall not use such amount for any other purpose.


         10.9 RETENTION OF AND ACCESS TO RECORDS. After the Closing Date, Buyer shall retain for a period consistent with Buyer's record-retention policies and practices those Records of Seller delivered to Buyer. Buyer also shall provide Seller and its Representatives reasonable access thereto, during normal business hours and on at least three (3) days' prior written notice, to enable them to prepare financial statements or tax returns or deal with tax audits. After the Closing Date, Seller shall provide Buyer and its Representatives reasonable access to Records that are Excluded Assets, during normal business hours and on at least three (3) days' prior written notice, for any reasonable business purpose specified by Buyer in such notice.


         10.10 FURTHER ASSURANCES. Subject to the proviso in Section 6.1, the parties shall cooperate reasonably with each other and with their respective Representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and shall (i) furnish upon request to each other such further information; (ii) execute and deliver to each other such other documents; and (iii) do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the Contemplated Transactions.


11.      INDEMNIFICATION; REMEDIES.


         11.1 SURVIVAL. All representations, warranties, covenants and obligations in this Agreement, the Disclosure Letter, the supplements to the Disclosure Letter, the certificates delivered pursuant to Section 2.7 and any other certificate or document delivered pursuant to this Agreement shall survive the Closing and the consummation of the Contemplated Transactions, subject to
Section 11.4. The right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations shall not be affected by any investigation (including any environmental investigation or assessment) conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation. The waiver of any condition based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations.




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

         11.2 INDEMNIFICATION AND REIMBURSEMENT BY SELLER. Seller will indemnify and hold harmless Buyer, and its Representatives, shareholders, subsidiaries and Related Persons (collectively, the "BUYER INDEMNIFIED PERSONS"), and will reimburse the Buyer Indemnified Persons for any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees and expenses) or diminution of value, whether or not involving a Third-Party Claim (collectively, "Damages"), arising from or in connection with:

                  (i) any Breach of any representation or warranty made by Seller in (A) this Agreement (without giving effect to any supplement to the Disclosure Letter), (B) the Disclosure Letter, (iii) the supplements to the Disclosure Letter, (iv) the certificates delivered pursuant to Section 2.7 (for this purpose, each such certificate will be deemed to have stated that Seller's representations and warranties in this Agreement fulfill the requirements of Section 7.1 as of the Closing Date as if made on the Closing Date without giving effect to any supplement to the Disclosure Letter, unless the certificate expressly states that the matters disclosed in a supplement have caused a condition specified in Section 7.1 not to be satisfied), (v) any transfer instrument or (vi) any other certificate, document, writing or instrument delivered by Seller pursuant to this Agreement;

                  (ii) any Breach of any covenant or obligation of Seller in this Agreement or in any other certificate, document, writing or instrument delivered by Seller pursuant to this Agreement;

                  (iii) any brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding made, or alleged to have been made, by any Person with Seller or any Shareholder (or any Person acting on their behalf) in connection with any of the Contemplated Transactions;

                  (iv) any noncompliance with any fraudulent transfer law in respect of the Contemplated Transactions; or

                  (v)      any Retained Liabilities.


         11.3 LIMITATIONS ON AMOUNT. Seller shall have no liability with respect to claims under Section 11.2 for any Damages in excess of One Hundred Fifty Thousand dollars ($150,000); provided, however, that this Section 11.3 will not apply to any Breach of any of Seller's representations and warranties of which the Seller had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by Seller of any covenant or obligation, and Seller will be liable for all Damages with respect to such Breaches, subject to Section 11.5.


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

         11.4 TIME LIMITATIONS. If the Closing occurs, Seller will have liability under Section 11.2 with respect to any Breach of (i) a covenant or obligation to be performed or complied with prior to the Closing Date or (ii) a representation or warranty, only if on or before October 31, 2004, Buyer notifies Seller of a claim specifying the factual basis of the claim in reasonable detail to the extent then known by Buyer.


         11.5     RIGHT OF SETOFF; ADJUSTMENT TO EXERCISE PRICE.

         (A) SETOFF AGAINST WARRANTS. Upon notice to Seller specifying in reasonable detail the basis therefor, Buyer may set off any amount to which it may be entitled under this Article 11 against the value of up to 200,000 of the Warrants exercisable on or after November 1, 2004 (the "RECOURSE WARRANTS") by canceling such Recourse Warrants having a value equal to the amount to which Buyer is so entitled. If the Recourse Warrants are assigned prior to such setoff, Buyer shall apply such setoff against the Recourse Warrants pro rata in the proportion that the Recourse Warrants held by each assignee bears to all Recourse Warrants subject to such setoff. The value of such Recourse Warrants shall be $0.75 per Recourse Warrant. The exercise of such right of setoff by Buyer in good faith, whether or not ultimately determined to be justified, will not constitute a Breach of Parent's obligations under the Warrants.

         (B) INCREASE IN WARRANT EXERCISE PRICE. If the limitation of Damages set forth in Section 11.3 is not applicable on account of the proviso thereto or Buyer makes any payment as provided in Section 10.3, then the exercise price of each of the 800,000 Warrants exercisable on or after the date hereof then outstanding (the "ADJUSTMENT WARRANTS") shall be increased by an amount equal to the amount of such Damages in excess of $150,000 or such payment under Section
10.3 divided by the number of Adjustment Warrants then outstanding; provided, however, that the maximum aggregate amount of any such increase shall be $0.50 per Adjustment Warrant.

         (C) LIMITATION ON RIGHTS. Buyer's rights under this Section 11.5 shall expire on October 31, 2004. The remedies provided in this Section 11.5 shall be Buyer's exclusive remedy for Damages, whether such Damages may be awarded at law or in equity, and for compensation for any payments made by Buyer as provided in
Section 10.3, but the provisions of this Section 11.5 shall not limit or restrict Buyer's ability to enforce its rights hereunder by an action in equity, other than the covenants in Section 10.2 or 10.3.


         11.6     THIRD-PARTY CLAIMS.



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

         (A) NOTICE OF CLAIM. Promptly after receipt by a Person entitled to indemnity under Section 11.2 (an "INDEMNIFIED PERSON") of notice of the assertion of a Third-Party Claim against it, such Indemnified Person shall give notice to the Person obligated to indemnify under such Section (an "INDEMNIFYING PERSON") of the assertion of such Third-Party Claim, provided that the failure to notify the Indemnifying Person will not relieve the Indemnifying Person of any liability that it may have to any Indemnified Person, except to the extent that the Indemnifying Person demonstrates that the defense of such Third-Party Claim is prejudiced by the Indemnified Person's failure to give such notice.

         (B) DEFENSE BY INDEMNIFYING PERSON. If an Indemnified Person gives notice to the Indemnifying Person pursuant to Section 11.6(a) of the assertion of a Third-Party Claim, the Indemnifying Person shall be entitled to participate in the defense of such Third-Party Claim and, to the extent that it wishes (unless (i) the Indemnifying Person is also a Person against whom the Third-Party Claim is made and the Indemnified Person determines in good faith that joint representation would be inappropriate or (ii) the Indemnifying Person fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such Third-Party Claim and provide indemnification with respect to such Third-Party Claim), to assume the defense of such Third-Party Claim with counsel reasonably satisfactory to the Indemnified Person. After notice from the Indemnifying Person to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person shall not, so long as it diligently conducts such defense, be liable to the Indemnified Person under this Article 11 for any fees of other counsel or any other expenses with respect to the defense of such Third-Party Claim, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Third-Party Claim, other than reasonable costs of investigation. If the Indemnifying Person assumes the defense of a Third-Party Claim, (i) such assumption will conclusively establish for purposes of this Agreement that the claims made in that Third-Party Claim are within the scope of and subject to indemnification, and (ii) no compromise or settlement of such Third-Party Claims may be effected by the Indemnifying Person without the Indemnified Person's Consent unless (A) there is no finding or admission of any violation of Legal Requirement or any violation of the rights of any Person; (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person; and (C) the Indemnified Person shall have no liability with respect to any compromise or settlement of such Third-Party Claims effected without its Consent. If notice is given to an Indemnifying Person of the assertion of any Third-Party Claim and the Indemnifying Person does not, within ten (10) days after the Indemnified Person's notice is given, give notice to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person will be bound by any determination made in such Third-Party Claim or any compromise or settlement effected by the Indemnified Person.

         (C) DEFENSE BY INDEMNIFIED PERSON. Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a Third-Party Claim may adversely affect it or its Related Persons other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the Indemnifying Person, assume the exclusive right to defend, compromise or settle such Third-Party Claim, but the Indemnifying Person will not be bound by any determination of any Third-Party Claim so defended for the purposes of this Agreement or any compromise or settlement effected without its Consent (which may not be unreasonably withheld).



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

         (D) SELLER'S CONSENT TO JURISDICTION. Notwithstanding the provisions of
Section 13.4, Seller hereby consents to the nonexclusive jurisdiction of any court in which a Proceeding in respect of a Third-Party Claim is brought against any Buyer Indemnified Person for purposes of any claim that a Buyer Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein and agree that process may be served on Seller with respect to such a claim anywhere in the world.

         (E) INFORMATION AND ASSISTANCE. With respect to any Third-Party Claim subject to indemnification under this Article 11: (i) both the Indemnified Person and the Indemnifying Person, as the case may be, shall keep the other Person fully informed of the status of such Third-Party Claim and any related Proceedings at all stages thereof where such Person is not represented by its own counsel, and (ii) the parties agree (each at its own expense) to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any Third-Party Claim.

         (F) MAINTENANCE OF CONFIDENTIALITY. With respect to any Third-Party Claim subject to indemnification under this Article 11, the parties agree to cooperate in such a manner as to preserve in full (to the extent possible) the confidentiality of all Confidential Information and the attorney-client and work-product privileges. In connection therewith, each party agrees that: (i) it will use its Best Efforts, in respect of any Third-Party Claim in which it has assumed or participated in the defense, to avoid production of Confidential Information (consistent with applicable law and rules of procedure), and (ii) all communications between any party hereto and counsel responsible for or participating in the defense of any Third-Party Claim shall, to the extent possible, be made so as to preserve any applicable attorney-client or work-product privilege.


         11.7 OTHER CLAIMS. A claim for indemnification for any matter not involving a Third-Party Claim may be asserted by notice to the party from whom indemnification is sought and shall be paid promptly after such notice.


         11.8 INDEMNIFICATION IN CASE OF STRICT LIABILITY OR INDEMNITEE NEGLIGENCE. The indemnification provisions in this Article 11 shall be enforceable regardless of whether the Liability is based upon past, present or future acts, claims or Legal Requirements (including any past, present or future Bulk Sales Law, Environmental Law, fraudulent transfer act, Occupational Safety and Health Law or products liability, securities or other Legal Requirement) and regardless of whether any Person (including the Person from whom indemnification is sought) alleges or proves the sole, concurrent, contributory or comparative negligence of the Person seeking indemnification or the sole or concurrent strict liability imposed upon the Person seeking indemnification.




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

12.      CONFIDENTIALITY.


         12.1     DEFINITION OF CONFIDENTIAL INFORMATION.

         (A) DEFINITIONS. As used in this Article 12, the term "CONFIDENTIAL INFORMATION" includes any and all of the following information of Seller, Buyer or Parent that has been or may hereafter be disclosed in any form, whether in writing, orally, electronically or otherwise, or otherwise made available by observation, inspection or otherwise by either party (Buyer and Parent, collectively, on the one hand, or Seller, on the other hand) or its Representatives (collectively, a "DISCLOSING PARTY") to the other party or its Representatives (collectively, a "RECEIVING PARTY"):

                  (i) all information that is a trade secret under applicable trade secret or other law;

                  (ii) all information concerning product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer hardware, Software and computer software and database technologies, systems, structures and architectures;

                  (iii) all information concerning the business and affairs of the Disclosing Party (which includes historical and current financial statements, financial projections and budgets, tax returns and accountants' materials, historical, current and projected sales, capital spending budgets and plans, business plans, strategic plans, marketing and advertising plans, publications, client and customer lists and files, contracts, the names and backgrounds of key personnel and personnel training techniques and materials, however documented), and all information obtained from review of the Disclosing Party's documents or property or discussions with the Disclosing Party regardless of the form of the communication; and

                  (iv) all notes, analyses, compilations, studies, summaries and other material prepared by the Receiving Party to the extent containing or based, in whole or in part, upon any information included in the foregoing.

         (B) TRADE SECRETS. Any trade secrets of a Disclosing Party shall also be entitled to all of the protections and benefits under applicable trade secret law and any other applicable law. If any information that a Disclosing Party deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Article 12, such information shall still be considered Confidential Information of that Disclosing Party for purposes of this Article 12 to the extent included within the definition. In the case of trade secrets, each of Buyer, Seller and Parent hereby waives any requirement that the other party submit proof of the economic value of any trade secret or post a bond or other security.




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         12.2     RESTRICTED USE OF CONFIDENTIAL INFORMATION.

         (A) MAINTENANCE OF CONFIDENTIALITY. Each Receiving Party acknowledges the confidential and proprietary nature of the Confidential Information of the Disclosing Party and agrees that such Confidential Information (i) shall be kept confidential by the Receiving Party; (ii) shall not be used for any reason or purpose other than to evaluate and consummate the Contemplated Transactions; and
(iii) without limiting the foregoing, shall not be disclosed by the Receiving Party to any Person, except in each case as otherwise expressly permitted by the terms of this Agreement or with the prior written consent of an authorized representative of Seller with respect to Confidential Information of Seller (each, a "SELLER CONTACT") or an authorized representative of Buyer or Parent with respect to Confidential Information of Buyer or Parent (each, a "BUYER CONTACT"). Each of Buyer, Parent and Seller shall disclose the Confidential Information of the other party only to its Representatives who require such material for the purpose of evaluating the Contemplated Transactions and are informed by Buyer, Parent or Seller, as the case may be, of the obligations of this Article 12 with respect to such information. Each of Buyer, Parent and Seller shall (iv) enforce the terms of this Article 12 as to its respective Representatives; (v) take such action to the extent necessary to cause its Representatives to comply with the terms and conditions of this Article 12; and
(vi) be responsible and liable for any breach of the provisions of this Article 12 by it or its Representatives.

         (B) RESTRICTIONS ON SELLER. Unless and until this Agreement is terminated, Seller shall maintain as confidential any Confidential Information (including for this purpose any information of Seller of the type referred to in Sections 12.1(a)(i), (ii) and (iii), whether or not disclosed to Buyer or Parent) of the Seller relating to any of the Assets or the Assumed Liabilities. Notwithstanding the preceding sentence, Seller may use any Confidential Information of Seller before the Closing in the Ordinary Course of Business in connection with the transactions permitted by Section 5.2.

         (C) NO POST-CLOSING RESTRICTIONS ON BUYER OR PARENT. From and after the Closing, the provisions of Section 12.2(a) above shall not apply to or restrict in any manner Buyer's or Parent's use of any Confidential Information of the Seller relating to any of the Assets or the Assumed Liabilities.


         12.3 EXCEPTIONS. Sections 12.2(a) and (b) do not apply to that part of the Confidential Information of a Disclosing Party that a Receiving Party demonstrates (i) was, is or becomes generally available to the public other than as a result of a breach of this Article 12 or the Confidentiality Agreement by the Receiving Party or its Representatives; (ii) was or is developed by the Receiving Party independently of and without reference to any Confidential Information of the Disclosing Party; or (iii) was, is or becomes available to the Receiving Party on a nonconfidential basis from a Third Party not bound by a confidentiality agreement or any legal, fiduciary or other obligation restricting disclosure. Seller shall not disclose any Confidential Information of Seller relating to any of the Assets or the Assumed Liabilities in reliance on the exceptions in clauses (ii) or (iii) above.




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

         12.4 LEGAL PROCEEDINGS. If a Receiving Party becomes compelled in any Proceeding or is requested by a Governmental Body having regulatory jurisdiction over the Contemplated Transactions to make any disclosure that is prohibited or otherwise constrained by this Article 12, that Receiving Party shall provide the Disclosing Party with prompt notice of such compulsion or request so that it may seek an appropriate protective order or other appropriate remedy or waive compliance with the provisions of this Article 12. In the absence of a protective order or other remedy, the Receiving Party may disclose that portion (and only that portion) of the Confidential Information of the Disclosing Party that, based upon advice of the Receiving Party's counsel, the Receiving Party is legally compelled to disclose or that has been requested by such Governmental Body, provided, however, that the Receiving Party shall use reasonable efforts to obtain reliable assurance that confidential treatment will be accorded by any Person to whom any Confidential Information is so disclosed. The provisions of this Section 12.4 do not apply to any Proceedings between the parties to this Agreement.


         12.5 RETURN OR DESTRUCTION OF CONFIDENTIAL INFORMATION. If this Agreement is terminated, each Receiving Party shall (i) destroy all Confidential Information of the Disclosing Party prepared or generated by the Receiving Party without retaining a copy of any such material; (ii) promptly deliver to the Disclosing Party all other Confidential Information of the Disclosing Party, together with all copies thereof, in the possession, custody or control of the Receiving Party or, alternatively, with the written consent of a Seller Contact or a Buyer Contact (whichever represents the Disclosing Party) destroy all such Confidential Information; and (iii) certify all such destruction in writing to the Disclosing Party; provided, however, that the Receiving Party may retain a list that contains general descriptions of the information it has returned or destroyed to facilitate the resolution of any controversies after the Disclosing Party's Confidential Information is returned.


         12.6 ATTORNEY-CLIENT PRIVILEGE. The Disclosing Party is not waiving, and will not be deemed to have waived or diminished, any of its attorney work product protections, attorney-client privileges or similar protections and privileges as a result of disclosing its Confidential Information (including Confidential Information related to pending or threatened litigation) to the Receiving Party, regardless of whether the Disclosing Party has asserted, or is or may be entitled to assert, such privileges and protections. The parties (i) share a common legal and commercial interest in all of the Disclosing Party's Confidential Information that is subject to such privileges and protections;
(ii) are or may become joint defendants in Proceedings to which the Disclosing Party's Confidential Information covered by such protections and privileges relates; (iii) intend that such privileges and protections remain intact should either party become subject to any actual or threatened Proceeding to which the Disclosing Party's Confidential Information covered by such protections and privileges relates; and (iv) intend that after the Closing the Receiving Party shall have the right to assert such protections and privileges. No Receiving Party shall admit, claim or contend, in Proceedings involving either party or otherwise, that any Disclosing Party waived any of its attorney work-product protections, attorney-client privileges or similar protections and privileges with respect to any information, documents or other material not disclosed to a Receiving Party due to the Disclosing Party disclosing its Confidential Information (including Confidential Information related to pending or threatened litigation) to the Receiving Party.




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13.      GENERAL PROVISIONS.


         13.1 EXPENSES. Except as otherwise provided in this Agreement, each party to this Agreement will bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the Contemplated Transactions, including all fees and expense of its Representatives. If this Agreement is terminated, the obligation of each party to pay its own fees and expenses will be subject to any rights of such party arising from a Breach of this Agreement by another party.


         13.2 PUBLIC ANNOUNCEMENTS. Any public announcement, press release or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer determines. Except with the prior consent of Buyer or as permitted by this Agreement, neither Seller nor any of its Representatives shall disclose to any Person (i) the fact that any Confidential Information of Seller has been disclosed to Buyer or its Representatives, that Buyer or its Representatives have inspected any portion of the Confidential Information of Seller, that any Confidential Information of Buyer has been disclosed to Seller or its Representatives or that Seller, or its Representatives have inspected any portion of the Confidential Information of Buyer or (ii) any information about the Contemplated Transactions, including the status of such discussions or negotiations, the execution of any documents (including this Agreement) or any of the terms of the Contemplated Transactions or the related documents (including this Agreement). Seller and Buyer will consult with each other concerning the means by which Seller's employees, customers, suppliers and others having dealings with Seller will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.


         13.3 NOTICES. All notices, Consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other parties):



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

                  Seller (before the Closing):

                  Enigma Media Inc.
                  80 South Street
                  New York, New York  10038
                  Attention: Elizabeth Hamburg
                  Fax no.: 212-809-3209
                  E-mail address: liz@hypnotic.com

                  with a mandatory copy to:

                           O' Melveny & Myers, LLP
                           1999 Avenue of the Stars
                           Los Angeles, CA  90067
                           Attention:  Robert D. Haymer, Esq.
                           Fax no.: 310-246-6779
                           E-mail address:  rhaymer@omm.com



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


                           Seller (after the Closing):

                  Enigma Media Inc.
                  c/o  Elizabeth Hamburg
                  221 West 82nd Street
                  New York, New York  10024
                  Tel no.: 212-579-4763
                  Fax no.: N/A
                  E-mail address: N/A

                  with a mandatory copy to:

                           O' Melveny & Myers, LLP
                           1999 Avenue of the Stars
                           Los Angeles, CA  90067
                           Attention:  Robert D. Haymer, Esq.
                           Fax no.: 310-246-6779
                           E-mail address:  rhaymer@omm.com

                  Buyer or Parent:

                           American Vantage Companies
                           4735 South Durango Drive, Suite 105
                           Las Vegas, NV  89147
                           Attention:  Mr. Ronald J. Tassinari
                           Fax No.:  702-227-8525
                           E-mail address:  rjt@americanvantage.com


                  with a mandatory copy to:

                           Snow Becker Krauss P.C.
                           605 Third Avenue
                           New York, NY  10158
                           Attention:  Eric Honick, Esq.
                           Fax No.:  212-949-7052
                           E-mail address:  ehonick@sbklaw.com


         13.4 JURISDICTION; SERVICE OF PROCESS. Any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction may be brought in the courts of the State of New York, County of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction in any other court. The parties agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum. Process in any Proceeding referred to in the first sentence of this section may be served on any party anywhere in the world.




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

         13.5 ENFORCEMENT OF AGREEMENT Seller acknowledges and agrees that Buyer would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any Breach of this Agreement by Seller could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which Buyer may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent Breaches or threatened Breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.


         13.6 WAIVER; REMEDIES CUMULATIVE. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law,
(i) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.


         13.7 ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter (including any letter of intent and any Confidentiality Agreement between Buyer and Seller) and constitutes (along with the Disclosure Letter, Exhibits and other documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the party to be charged with the amendment.




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

         13.8     DISCLOSURE LETTER.

         (A) AGREEMENT TERMS GOVERN. The information in the Disclosure Letter constitutes (i) exceptions to particular representations, warranties, covenants and obligations of Seller and Shareholders as set forth in this Agreement or
(ii) descriptions or lists of assets and liabilities and other items referred to in this Agreement. If there is any inconsistency between the statements in this Agreement and those in the Disclosure Letter (other than an exception expressly set forth as such in the Disclosure Letter with respect to a specifically identified representation or warranty), the statements in this Agreement will control.

         (B) STATEMENTS PARTICULAR TO SECTIONS. The statements in the Disclosure Letter, and those in any supplement thereto, relate only to the provisions in the Section of this Agreement to which they expressly relate and not to any other provision in this Agreement.


         13.9 ASSIGNMENTS, SUCCESSORS AND NO THIRD-PARTY RIGHTS. No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties, except that Buyer may assign any of its rights and delegate any of its obligations under this Agreement to any Subsidiary of Buyer or Parent. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section 13.9.


         13.10 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.


         13.11 CONSTRUCTION. The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Articles," "Sections" and "Schedules" refer to the corresponding Articles, Sections and Schedules of this Agreement and the Disclosure Letter.


         13.12 TIME OF ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.




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         13.13 GOVERNING LAW This Agreement will be governed by and construed under the laws of the State of New York without regard to conflicts-of-laws principles that would require the application of any other law.


         13.14 EXECUTION OF AGREEMENT. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.


         13.15    REPRESENTATIVE OF SELLER.

         (A) APPOINTMENT OF REPRESENTATIVE. Seller hereby constitutes and appoints Elizabeth Hamburg as its representative ("SELLER REPRESENTATIVE") and its true and lawful attorney-in-fact, with full power and authority in its name and on its behalf:

                  (i) to act on behalf of Seller in the absolute discretion of the Seller Representative, but only with respect to the following provisions of this Agreement, with the power to: (A) consent to the assignment of rights under this Agreement in accordance with Section 13.9;
                           (B) give and receive notices pursuant to Section 13.3; (C) terminate this Agreement pursuant to
                           Section 9.1 or waive any provision of this Agreement pursuant to Article 8, Section 9.1 and Section 13.6;
                           (D) accept service of process pursuant to Section 13.4; and (E) act in connection with any matter as to which Seller has obligations, or is an Indemnified Person, under Article 11; and

                  (ii) in general, to do all things and to perform all acts, including executing and delivering all agreements, certificates, receipts, instructions and other instruments contemplated by or deemed advisable to effectuate the provisions of this Section 13.16.

This appointment and grant of power and authority is coupled with an interest and is in consideration of the mutual covenants made herein and is irrevocable and shall not be terminated by any act of Seller or by operation of law, or by the occurrence of any other event. Seller hereby consents to the taking of any and all actions and the making of any decisions required or permitted to be taken or made by the Seller Representative pursuant to this Section 13.16. Seller agrees that the Seller Representative shall have no obligation or liability to any Person for any action or omission taken or omitted by the Seller Representative in good faith hereunder, and Seller shall indemnify and hold the Seller Representative harmless from and against any and all loss, damage, expense or liability (including reasonable counsel fees and expenses) which the Seller Representative may sustain as a result of any such action or omission by the Seller Representative hereunder.



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

         (b) RELIANCE ON REPRESENTATIVE. Buyer and Parent shall be entitled to rely upon any document or other paper delivered by the Seller Representative as
(i) genuine and correct and (ii) having been duly signed or sent by the Seller Representative, and neither Buyer nor such escrow agent shall be liable to Seller for any action taken or omitted to be taken by Buyer or Parent in such reliance.


                             SIGNATURE PAGE FOLLOWS


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


                            ASSET PURCHASE AGREEMENT
                                 SIGNATURE PAGE



IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


Buyer:                                             Seller:

AMERICAN VANTAGE                                   ENIGMA MEDIA, INC.
   MEDIA CORPORATION


By: /s/ Ronald J. Tassinari                        By: /s/ David Bartis
    --------------------------                         ----------------
         Ronald J. Tassinari                           David Bartis
         Secretary                                     President

Parent:

AMERICAN VANTAGE COMPANIES



By: /s/ Ronald J. Tassinari
    -------------------------
        Ronald J. Tassinari, President



ACCEPTANCE AND AGREEMENT OF SELLER REPRESENTATIVE

The undersigned, being the Seller Representative designated in Section 13.16 of the foregoing Asset Purchase Agreement, agrees to serve as the Seller Representative and to be bound by the terms of such Asset Purchase Agreement pertaining thereto.


Dated: as of December 31, 2003                 /s/ Elizabeth Hamburg
                                               -----------------------
                                                   Elizabeth Hamburg





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